Exhibit 3.1

Execution Version

FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF
VANGUARD NATURAL RESOURCES, LLC

March 11, 2014

TABLE OF CONTENTS
ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	19
ARTICLE II
ORGANIZATION
ARTICLE III
RIGHTS OF MEMBERS

Section 3.1	Members	23
Section 3.2	Management of Business	23
Section 3.3	Outside Activities of the Members	24
Section 3.4	Rights of Members	24
ARTICLE IV
CERTIFICATES; RECORD HOLDERS;
TRANSFER OF INTERESTS; REDEMPTION OF INTERESTS
ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF INTERESTS

i

Section 5.7	Splits and Combinations	36
Section 5.8	Fully Paid and Non-Assessable Nature of Interests	37
Section 5.9	Special Provisions Relating to the Holders of Class B Units	37
Section 5.10	Conversion of the Class B Units	38
ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1	Allocations for Capital Account Purposes	39
Section 6.2	Allocations for Tax Purposes	44
Section 6.3	Requirement of Distributions; Distributions to Record Holders	47
Section 6.4	Distributions of Available Cash	47
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	62
Section 8.2	Fiscal Year	62
Section 8.3	Reports	62
ARTICLE IX
TAX MATTERS

Section 9.1	Tax Returns and Information	63
Section 9.2	Tax Elections	63
Section 9.3	Tax Controversies	63
Section 9.4	Withholding	64
ARTICLE X
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 10.1	Dissolution	64
Section 10.2	Liquidator	64

Section 10.3	Liquidation	65
Section 10.4	Cancellation of Certificate of Formation	66
Section 10.5	Return of Contributions	66
Section 10.6	Waiver of Partition	66
Section 10.7	Capital Account Restoration	66
ARTICLE XI
AMENDMENT OF AGREEMENT; MEETINGS OF MEMBERS; RECOR DATE
ARTICLE XII
MERGER, CONSOLIDATION OR CONVERSION
ARTICLE XIII
RIGHT TO ACQUIRE MEMBER INTERESTS

Section 13.1	Right to Acquire Member Interests	81
ARTICLE XIV
SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

Section 14.10	Other Rights	90
ARTICLE XV
SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS
ARTICLE XVI
GENERAL PROVISIONS

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT OF VANGUARD NATURAL RESOURCES, LLC
This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VANGUARD NATURAL RESOURCES, LLC (the “Company”), dated as of March 11, 2014, is entered into at the direction of the Board of Directors (the “Board”) of the Company pursuant to authority granted to it in Section 11.1 of the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of June 19, 2013. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Accelerated Vesting Event” means, with respect to a particular Person, an event that results in the acceleration of the vesting of the Class B Units pursuant to any agreement, plan or arrangement, including any employment agreement, grant agreement or an employee benefit plan, pursuant to which Class B Units were granted to such Person.
“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:
(a)    Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.
(b)    If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceed the remaining Additional Book Basis attributable to all of the Company’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).
“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Company’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.
“Additional Member” means a Person admitted as a Member of the Company pursuant to Section 4.5 and who is shown as such on the books and records of the Company.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (i) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704‑2(i)(5)) and (ii) decreased by (iii) the amount of all deductions in respect of depletion that, as of the end of such fiscal year are expected to be made to such Member’s Capital Account in respect of the oil and gas properties of the Company, (iv) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (v) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Common Unit, a Class B Unit, a Series A Preferred Unit, Series B Preferred Unit or any other Member Interest shall be the amount that such Adjusted Capital Account would be if such Common Unit, Class B Unit, Series A Preferred Unit, Series B Preferred Unit or other Member Interest were the only interest in the Company held by such Member from and after the date on which such Common Unit, Class B Unit, Series A Preferred Unit, Series B Preferred Unit or other Member Interest was first issued.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.3(d)(i) or Section 5.3(d)(ii).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all Members.
“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
“Agreement” means this Fourth Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended, supplemented or restated from time to time.
“Amended and Restated Credit Agreement” means the Third Amended and Restated Credit Agreement dated November 30, 2011, among Vanguard Natural Gas, LLC, Citibank, N.A. as Administrative Agent and L/C Issuer and the other lenders party thereto, as amended from time to time.
“Anniversary” has the meaning assigned to such term in Section 11.13(b).
“Assignee” means a Non-citizen Assignee or a person to whom one or more Member Interests have been transferred in a manner permitted under this Agreement but who has not been admitted as a Substitute Member.
“Associate” or “Associated” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a manager, director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
(a)    the sum of:
(i)    all cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of that Quarter; and
(ii)    all additional cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash for that Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter,

(b)    less the amount of any cash reserves established by the Board of Directors (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) to:
(i)    provide for the proper conduct of the business of the Company Group (including reserves for future capital expenditures, including drilling and acquisitions, and for anticipated future credit needs of the Company Group);
(ii)    comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject;
(iii)    provide funds for Series A Payments and Series B Payments; or
(iv)    provide funds for distributions under Section 6.4 with respect to any one or more of the next four Quarters;
provided that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of that Quarter but on or before the date of determination of Available Cash for that Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within that Quarter if the Board of Directors so determines.
Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Board of Directors” has the meaning assigned to such term in Section 7.1(a).
“Book Basis Derivative Items” means any item of income, deduction, gain, loss, Simulated Depletion, Simulated Gain or Simulated Loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, Simulated Depletion, or gain, loss, Simulated Gain or Simulated Loss with respect to an Adjusted Property).
“Book-Down Event” means an event that triggers a negative adjustment to the Capital Accounts of the Members pursuant to Section 5.3(d).
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for United States federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.3 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
“Book-Up Event” means an event that triggers a positive adjustment to the Capital Accounts of the Members pursuant to Section 5.3(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Member pursuant to Section 5.3. The “Capital Account” of a Member in respect of a Unit or any Member Interest shall be the amount that such Capital Account would be if such Unit or other Member Interest were the only interest in the Company held by such Member from and after the date on which such Unit or other Member Interest was first issued.
“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company.
“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion (including Simulated Depletion), amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.3(d)(i) and Section 5.3(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Directors.
“Certificate” means (a) a certificate (i) substantially in the form of (A) Exhibit A to this Agreement with respect to the Common Units, Exhibit B to this Agreement with respect to Series A Preferred Units or Exhibit C to this Agreement with respect to Series B Preferred Units and (B) a certificate, if any, in the form approved by the Board of Directors with respect to the Class B Units, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Units or (b) a certificate, in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more other Company Securities.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Chairman of the Board” has the meaning assigned to such term in Section 7.1.
“Change of Control” means the occurrence of either of the following:
(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner of more than 50% of the Company’s voting stock, measured by voting power rather than number of shares, units or the like.
“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Board of Directors by which an Assignee or a Member certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.
“Class B Member Interests” means the Member Interests represented by the Class B Units, which are intended to be and shall be treated as “profits interests” pursuant to Revenue Procedure 93-27 and Revenue Procedure 2001-43.
“Class B Unit” means a Unit representing a fractional part of the Membership Interests of all Members, and to the extent they are treated as Members hereunder, Assignees, having the rights and obligations specified with respect to Class B Units in this Agreement.
“Closing Date” means the first date on which Common Units are sold by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.
“Closing Price” has the meaning assigned to such term in Section 13.1.
“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific Section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Commission” means the United States Securities and Exchange Commission.
“Common Units” means a Unit representing a fractional part of the Member Interests of all Members and, to the extent they are treated as Members hereunder, Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement.
“Company” means Vanguard Natural Resources, LLC, a Delaware limited liability company, and any successors thereto.
“Company Group” means the Company and each Subsidiary of the Company, treated as a single consolidated entity.
“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
“Company Security” means any class or series of equity interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Company), including the Units.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more Independent Directors who are not (a) Officers or employees of the Company or any Subsidiary of the Company, (b) managers, directors, officers or employees of any Affiliate of the Company or (c) holders of any ownership interest in the Company Group other than Units.
“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.3(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Credit Facility” means the Credit Facility dated as of January 3, 2007 among Nami Holding Company, LLC, Citibank, N.A. as Administrative Agent, various lenders named therein, Citibank, N.A. as Co-Lead Arranger, Sole Bookrunner and Co-Syndication Agent and BNP Paribas as Co-Lead Arranger and Co-Syndication Agent, as amended.
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xii).
“Current Market Price” has the meaning assigned to such term in Section 13.1(a).
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.
“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Director” means a member of the Board of Directors of the Company.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752‑2(a).
“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Member or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor for such statute.
“Final Adjudication” has the meaning assigned to such term in Section 7.7(c).
“First Amended and Restated Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of April 18, 2007, which amended and restated the Limited Liability Company Agreement in its entirety and which was superseded in its entirety by the Second Amended and Restated Agreement.
“Gathering Agreement” means that certain Gathering and Compression Agreement, dated as of April 18, 2007 but effective January 5, 2007, by and between the Company and Vinland Energy Gathering, LLC.
“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) exercising investment power or disposing of any Member Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Company Securities.
“Group Member” means a member of the Company Group.
“Group Member Agreement” means the partnership agreement of any Group Member, other than the Company, that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“Indemnitee” means (a) any Person who is or was a Director, Officer or a Tax Matters Partner of the Company, (b) any Person who is or was a member, partner, manager, director, officer, fiduciary or trustee of any Group Member (other than the Company) or any Affiliate of a Group Member (other than the Company), (c) any Person who is or was serving at the request of the Company as a director, manager, officer, tax matters partner, fiduciary or trustee of another Person; provided that a Person shall not be an “Indemnitee” by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (d) any Person that the Company designates as an “Indemnitee” for purposes of this Agreement.
“Indenture” means the Indenture dated April 4, 2012 among the Company, VNR Finance Corp., the Subsidiary Guarantors named therein, and U.S. Bank National Association, as Trustee as supplemented by the First Supplemental Indenture, dated as of April 4, 2012, among the Company, VNR Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee.
“Independent Director” means a Director who meets the independence and other standards required of the members of the audit committee of a board of directors, which standards are established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed for trading.

“Initial Class B Holders” means Scott W. Smith, Richard A. Robert, Britt Pence and Patty Avila-Eady.
“Initial Members” means Nami, Nami Trusts, Nami Capital, Scott W. Smith, Richard A. Robert and each of the Private Investors, collectively.
“Initial Public Offering” means the initial public offering of Common Units by the Company that results in the Common Units being listed for trading on the New York Stock Exchange or the Nasdaq Global Market or any affiliate of the New York Stock Exchange or the Nasdaq Global Market.
“Initial Public Offering Documents” has the meaning assigned to such term in Section 7.1(k).
“Issue Price” means the price at which a Unit is purchased from the Company, after taking into account any sales commission or underwriting discount charged to the Company by the Underwriters.
“Junior Securities” means (i) the Common Units, (ii) Class B Units and (iii) any other class of Company Securities established after the Series A Original Issue Date by the Board of Directors, the terms of which class do not expressly provide that it is made senior to or on parity with the Series A Preferred Units as to distributions and distributions upon any Liquidation Event.
“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Company dated as of October 17, 2006, as amended and restated through the date of this Agreement.
“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.
“Liquidation Event” means the occurrence of a dissolution or liquidation of the Company, whether voluntary or involuntary; provided, however, that a Liquidation Event shall not precede the Liquidation Date. Neither the sale of all or substantially all of the properties or assets of the Company nor the consolidation or merger of the Company with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.
“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 10.2 as liquidating trustee of the Company within the meaning of the Delaware Act.
“Management Services Agreement” means that certain Management Services and Development Agreement, dated as of April 18, 2007 but effective January 5, 2007, by and between the Company, Vinland Energy Operations, LLC and Vinland Energy Eastern, LLC.
“Member” means, unless the context otherwise requires, (a) each Initial Member, Initial Class B Holders, Substituted Member and Additional Member or (b) solely for purposes of Articles V, VI, VII, IX, XI, and XII, each Assignee.

“Member Interest” means the ownership interest of a Member or Assignee in the Company which may be evidenced by Units or other Company Securities or a combination thereof or interest therein, and includes any and all benefits to which such Member or Assignee is entitled as provided in this Agreement, together with all obligations of such Member or Assignee to comply with the terms and provisions of this Agreement.
“Member Nonrecourse Debt” has the meaning set forth with respect to “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth with respect to “partner nonrecourse minimum gain” in Treasury Regulation Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” means any and all items of loss, deduction, expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
“Merger Agreement” has the meaning assigned to such term in Section 12.1.
“Nami” means Majeed S. Nami. Unless otherwise indicated, references in this Agreement to Common Units owned by Nami include the Common Units held by the Nami Trusts and Nami Capital, collectively.
“Nami Capital” means Nami Capital Partners, LLC, a Kentucky limited liability company.
“Nami Trusts” means the Majeed S. Nami Irrevocable Trust dated January 11, 2007 and the Majeed S. Nami Personal Endowment Fund dated January 11, 2007, collectively
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member or Assignee by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.3(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Company’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) and shall include Simulated Gains, Simulated Losses, and Simulated Depletion, but shall not include any items specially allocated under Section 6.1(d).
“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Company’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) and shall include Simulated Gains, Simulated Losses, and Simulated Depletion, but shall not include any items specially allocated under Section 6.1(d).
“Net Positive Adjustments” means, with respect to any Member, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Member pursuant to Book-Up Events and Book-Down Events.
“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Company after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.3(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items of income, gain or loss specially allocated under Section 6.1(d).
“Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Company after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.3(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items of income, gain or loss specially allocated under Section 6.1(d).
“Non-citizen Assignee” means a Person whom the Board of Directors has determined does not constitute an Eligible Citizen pursuant to Section 4.7.
“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.2(d)(i)(A), Section 6.2(d)(ii)(A) and Section 6.2(d)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction, expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752‑1(a)(2).
“Notice of Election to Purchase” has the meaning assigned to such term in Section 13.1(b).

“Officer” has the meaning assigned to such term in Section 7.4(a).
“Operating Company” means Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC) and any successors thereto.
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.
“Option Closing Date” means the date or dates on which any Common Units are sold by the Company to the Underwriters upon exercise of the Over-Allotment Option.
“Organizational Member” means Majeed S. Nami, in his capacity as the organizational member of the Company.
“Outstanding” means, with respect to Company Securities, all Company Securities that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that (i) no Company Securities held by the Company (other than Company Securities representing Member Interests held by the Company on behalf of Non-Citizen Assignees) or any other Group Member shall be considered Outstanding and (ii) if at any time any Person or Group beneficially owns 20% or more of any Outstanding Company Securities of any class then Outstanding, all Company Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, provided that the foregoing limitation shall not apply to any Person or Group who acquired 20% or more of any Outstanding Company Securities of any class then Outstanding directly from the Company with the prior approval of the Board of Directors including, solely with respect to the Common Units acquired pursuant to the Purchase Agreement, the Private Investors, or with respect to any voting rights related to the Series A Preferred Units or Series B Preferred Units.
“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Company pursuant to the Underwriting Agreement.
“Parity Securities” means any class of Company Securities (including, without limitation, Series B Preferred Units) established after the Series A Original Issue Date by the Board of Directors, the terms of which class are not expressly subordinated or senior to the Series A Preferred Units as to distributions and distributions upon any Liquidation Event.
“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for each of the Series A Preferred Units and the Series B Preferred Units, and its respective successors and assigns or any other payment agent appointed by the Board of Directors; provided, however, that if no Paying Agent is specifically designated for either the Series A Preferred Units or the Series B Preferred Units, the Company shall act in such capacity.
“Per Unit Capital Account” means as of any date of determination, the Capital Account stated on a per Unit basis underlying any Unit held by any Person.

“Percentage Interest” means, as of any date of determination (a) as to any Unitholder holding Units (other than Series A Preferred Units and Series B Preferred Units), the product obtained by multiplying (i) 100% less the percentage applicable to paragraph (b) by (ii) the quotient obtained by dividing (A) the number of Units (other than Series A Preferred Units and Series B Preferred Units) held by such Unitholder by (B) the total number of all Outstanding Units (other than Series A Preferred Units and Series B Preferred Units), and (b) as to the holders of other Company Securities issued by the Company in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to each Series A Preferred Unit and each Series B Preferred Unit shall at all times be zero.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government agency or political subdivision thereof or other entity.
“Preferred Units” means a Company Security, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to distributions, or as to the distribution of assets upon any Liquidation Event, over Common Units, including the Series A Preferred Units and the Series B Preferred Units.
“Prime Rate” means the prime rate of interest as quoted from time to time by the Wall Street Journal or another source reasonably selected by the Company.
“Private Investors” means each Person named as a purchaser in Schedule I to the Purchase Agreement who purchased Common Units pursuant thereto.
“Pro Rata” means (a) when modifying Units (other than Series A Preferred Units and Series B Preferred Units) or any class thereof, apportioned equally among all such Units (other than Series A Preferred Units and Series B Preferred Units) in accordance with their relative Percentage Interests, (b) when modifying Members, apportioned among all designated Members in accordance with their relative Percentage Interests, (c) when modifying Series A Preferred Units in accordance with the relative percentage of Series A Preferred Units held by each such holder and (d) when modifying Series B Preferred Units in accordance with the relative percentage of Series B Preferred Units held by each such holder.
“Purchase Agreement” means the Purchase Agreement dated April 18, 2007, among the Private Investors, the Company and Nami providing for the purchase of Common Units from the Company by the Private Investors.
“Purchase Date” means the date determined by the Board of Directors as the date for purchase of all Outstanding Units of a certain class pursuant to Article XIII.
“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Company.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” means (a) the Person in whose name a Unit (other than a Series A Preferred Unit or a Series B Preferred Unit) is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, (b) the Person in whose name a Preferred Unit is registered on the books of the Transfer Agent, unless otherwise as set forth in Article XIV (with respect to a Series A Preferred Unit) or Article XV (with respect to a Series B Preferred Unit), as of the opening of business on a particular Business Day or (c) with respect to other Company Securities, the Person in whose name any such other Company Security is registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.
“Redeemable Interests” means any Member Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.8.
“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-142363) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.
“Remaining Net Positive Adjustments” means as of the end of any taxable period, with respect to the Unitholders holding Common Units or Class B Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units or Class B Units as of the end of such period over (ii) the sum of those Members’ Share of Additional Book Basis Derivative Items for each prior taxable period.
“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or Section 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss, deduction, Simulated Depletion or Simulated Loss pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vii) or Section 6.1(d)(ix).
“Residual Gain” or “Residual Loss” means any item of gain or loss or Simulated Gain or Simulated Loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss or Simulated Gain or Simulated Loss is not allocated pursuant to Section 6.2(d)(i)(A) or Section 6.2(d)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Second Amended and Restated Agreement” means the Second Amended and Restated Limited Liability Agreement of the Company dated October 27, 2007, which amended and restated the First Amended and Restated Agreement in its entirety and which is superseded in its entirety by the Third Amended and Restated Agreement.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.
“Senior Securities” means any class of Company Securities established after the Series A Original Issue Date by the Board of Directors, the terms of which class expressly provide that it ranks senior to the Series A Preferred Units and the Series B Preferred Units as to either: (i) distributions or (ii) distributions upon any Liquidation Event.
“Series A Change of Control Conversion Date” means, with respect to each Series A Preferred Unit, the date that is the earlier of: (i) the date on which the Company has completed the conversion of such Series A Preferred Unit pursuant to Section 14.4(a); or (ii) the effective date of any conversion of such Series A Preferred Units pursuant to Section 14.4(a).
“Series A Change of Control Offer” is defined in Section 14.4(a).
“Series A Conversion Common Units” means Common Units issued upon conversion of the Series A Preferred Units pursuant to Section 14.4(a).
“Series A Conversion Ratio” is defined in Section 14.4(b).
“Series A Distribution Payment Date” means the 15th of each month, commencing July 15, 2013; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.
“Series A Distribution Period” means any month from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.
“Series A Distribution Rate” means a rate equal to 7.875% per annum of the Stated Series A Liquidation Preference per Series A Preferred Unit.
“Series A Distribution Record Date” has the meaning set forth in Section 14.3(b).
“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 14.3.
“Series A Holder” means a Record Holder of the Series A Preferred Units.
“Series A Liquidation Preference” means a liquidation preference for each Series A Preferred Unit initially equal to the Stated Series A Liquidation Preference, which liquidation preference shall be subject to increase by the per Series A Preferred Unit amount of any accumulated and unpaid Series A Distributions (whether or not such distributions shall have been declared).
“Series A Original Issue Date” means June 19, 2013.
“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.
“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XIV.
“Series A Redemption Date” has the meaning set forth in Section 14.6.
“Series A Redemption Notice” has the meaning set forth in Section 14.6(b).
“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 14.6.
“Series A Redemption Price” has the meaning set forth in Section 14.6(a).
“Series A Unit Cap” as defined in Section 14.4(b).
“Series B Change of Control Conversion Date” means, with respect to each Series B Preferred Unit, the date that is the earlier of: (i) the date on which the Company has completed the conversion of such Series B Preferred Unit pursuant to Section 15.4(a); or (ii) the effective date of any conversion of such Series B Preferred Units pursuant to Section 15.4(a).
“Series B Change of Control Offer” is defined in Section 15.4(a).
“Series B Conversion Common Units” means Common Units issued upon conversion of the Series B Preferred Units pursuant to Section 15.4(a).
“Series B Conversion Ratio” is defined in Section 15.4(b).
“Series B Distribution Payment Date” means the 15th of each month, commencing May 15, 2014; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day.
“Series B Distribution Period” means any month from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.
“Series B Distribution Rate” means a rate equal to 7.625% per annum of the Stated Series B Liquidation Preference per Series B Preferred Unit.

“Series B Distribution Record Date” has the meaning set forth in Section 15.3(b).
“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 15.3.
“Series B Holder” means a Record Holder of the Series B Preferred Units.
“Series B Liquidation Preference” means a liquidation preference for each Series B Preferred Unit initially equal to the Stated Series B Liquidation Preference, which liquidation preference shall be subject to increase by the per Series B Preferred Unit amount of any accumulated and unpaid Series B Distributions (whether or not such distributions shall have been declared).
“Series B Original Issue Date” means March 11, 2014.
“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.
“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XV.
“Series B Redemption Date” has the meaning set forth in Section 15.6.
“Series B Redemption Notice” has the meaning set forth in Section 15.6(b).
“Series B Redemption Payments” means payments to be made to the holders of Series B Preferred Units to redeem Series B Preferred Units in accordance with Section 15.6.
“Series B Redemption Price” has the meaning set forth in Section 15.6(a).
“Series B Unit Cap” is defined in Section 15.4(b).
“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, with respect to the Unitholders holding Common Units or Class B Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.
“Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).
“Simulated Depletion” means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation §1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the excess of the amount realized from the sale or other disposition of an oil or gas property over the Carrying Value of such property.
“Simulated Loss” means the excess of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property.
“Solicitation Notice” has the meaning assigned to such term in Section 11.13(c).
“Special Approval” means approval by a majority of the members of the Conflicts Committee.
“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.
“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Substituted Member” means a Person who is admitted as a Member of the Company pursuant to Sections 4.5 or 4.7 in place of and with all rights of a Member and who is shown as a Member on the books and records of the Company.
“Surviving Business Entity” has the meaning assigned to such term in Section 12.2(b).
“Tax Matters Partner” means the Tax Matters Partner as defined in the Code.
“Third Amended and Restated Agreement” means the Third Amended and Restated Limited Liability Agreement of the Company dated June 19, 2013, which amended and restated the Second Amended and Restated Agreement in its entirety and which is superseded in its entirety by this Agreement.
“Trading Day” has the meaning assigned to such term in Section 13.1.
“Transfer” or “transfer” has the meaning assigned to such term in Section 4.4.

“Transfer Agent” means such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Units; provided that if no Transfer Agent is specifically designated for any other Company Securities, the Company shall act in such capacity.
“Underwriters” means the underwriters in the Initial Public Offering.
“Underwriting Agreement” means that certain Underwriting Agreement dated October 23, 2007, among the Underwriters, the Company and certain other parties, providing for the purchase of Common Units by the Underwriters.
“Unit” means a Company Security that is designated as a “Unit” and shall include Common Units, Series A Preferred Units and Class B Units.
“Unit Majority” means at least a majority of the Outstanding Common Units and Class B Units, voting as a single class.
“Unitholders” means the holders of Units.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date).
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.3(d)).
“U.S. GAAP” means United States generally accepted accounting principles consistently applied.
“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Members made pursuant to a credit facility, commercial paper facility or other similar financing arrangement, provided that when it is incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than Working Capital Borrowings.
Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
ARTICLE II
ORGANIZATION

Section 2.1    Formation. The Organizational Member has previously formed the Company as a limited liability company pursuant to the provisions of the Delaware Act and the Board of Directors of the Company, pursuant to the authority granted to it in Section 11.1 of the Third Amended and Restated Agreement, hereby amends and restates the Third Amended and Restated Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Member Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.
Section 2.2    Name. The name of the Company shall be Vanguard Natural Resources, LLC. The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 5847 San Felipe, Suite 3000, Houston, Texas 77057, or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.
Section 2.4    Purposes and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) serve as a member, partner or stockholder, as the case may be, of, and hold limited liability company interests, partnership (whether general or limited) interests or stock, as the case may be, in the Operating Company and, in connection therewith, to exercise all the rights and powers conferred upon the Company as a member, partner or stockholder, as the case may be, of such entities, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Company is permitted to engage in or that its Subsidiaries are permitted to engage in by their organizational documents or agreements, as may be amended and restated from time to time, and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements, as may be amended from time to time, relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the Company shall not engage, directly or indirectly, in any business activity that the Board of Directors determines would cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The Board of Directors has no obligation or duty to the Company or the Members to propose or approve, and may decline to propose or approve, the conduct by the Company of any business.
Section 2.5    Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6    Power of Attorney. Each Member and Assignee hereby constitutes and appoints each of the Chief Executive Officer, the President and the Secretary and, if a Liquidator shall have been selected pursuant to Section 10.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:
(a)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:
(i)    all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, President or Secretary, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;
(ii)    all certificates, documents and other instruments that the Chief Executive Officer, President or Secretary, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;
(iii)    all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;
(iv)    all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles IV or X;

(v)    all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Company Securities issued pursuant to Section 5.4; and
(vi)    all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article XII.
(b)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 11.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class required to take any action, the Chief Executive Officer, President or Secretary, or the Liquidator, may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent or approval of the Members or of the Members of such class, as applicable.
Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, President or Secretary, or the Liquidator, to amend this Agreement except in accordance with Article XI or as may be otherwise expressly provided for in this Agreement.
(c)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Assignee and the transfer of all or any portion of such Member’s or Assignee’s Member Interest and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Chief Executive Officer, President or Secretary, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, President or Secretary, or the Liquidator, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Chief Executive Officer, President or Secretary, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator, determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.
Section 2.7    Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article X. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.
Section 2.8    Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. The Company hereby declares and warrants that any Company assets for which record title is held in the name of one or more of its Affiliates or one or more nominees shall be held by such Affiliates or nominees for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Board of Directors shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Directors determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.
ARTICLE III
RIGHTS OF MEMBERS
Section 3.1    Members.
(a)    A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Member Interest and becomes the Record Holder of such Member Interest in accordance with the provisions of Article IV hereof. Except as otherwise provided in Article IV, a Person may become a Record Holder without the consent or approval of any of the Members. Notwithstanding the foregoing, a Person may not become a Member without acquiring a Member Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.7 hereof.
(b)    The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Member’s Member Interest may be represented by a Certificate, as provided in Section 4.1 hereof.
(c)    As provided in Section 18-303 of the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. The Members shall have no liability under this Agreement, or for any such debt, obligation or liability of the Company, in their capacity as a Member, except as expressly required in this Agreement or the Delaware Act.
(d)    Members may not be expelled from or removed as Members of the Company, other than in accordance with Section 4.7 or Section 4.8. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Member Interest becomes a Record Holder of such Member Interest, such transferring Member shall cease to be a Member with respect to the Member Interest so transferred.

Section 3.2    Management of Business. No Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.
Section 3.3    Outside Activities of the Members. Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.
Section 3.4    Rights of Members.
(a)    In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Member shall have the right, for a lawful purpose reasonably related to such Member’s Member Interest as a Member in the Company, upon reasonable written demand containing a concise statement of such purposes and at such Member’s own expense:
(i)    to obtain true and full information regarding the status of the business and financial condition of the Company;
(ii)    promptly after becoming available, to obtain a copy of the Company’s federal, state and local income tax returns for each year;
(iii)    to have furnished to him a current list of the name and last known business, residence or mailing address of each Member;
(iv)    to have furnished to him a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;
(v)    to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member; and
(vi)    to obtain such other information regarding the affairs of the Company as is just and reasonable and consistent with the stated purposes of the written demand.
(b)    The Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines, (i) any information that the Board of Directors determines to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors determines (A) is not in the best interests of the Company Group, (B) could damage the Company Group or (C) that any Group Member is required by law, by the rules of any National Securities Exchange on which any Company Security is listed for trading, or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).
ARTICLE IV
CERTIFICATES; RECORD HOLDERS;
TRANSFER OF INTERESTS; REDEMPTION OF INTERESTS
Section 4.1    Certificates. Upon the Company’s issuance of Units to any Person and subject to Section 14.2(b) with respect to Series A Preferred Units and Section 15.2(b) with respect to Series B Preferred Units, the Company may issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the request of any Person owning any other Company Securities other than Units, the Company shall issue to such Person one or more Certificates evidencing such other Company Securities. Certificates shall be executed on behalf of the Company by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Units in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Units have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates shall be consecutively numbered and shall be entered on the books and records of the Transfer Agent as they are issued and shall exhibit the holder’s name and number of Units. Subject to the requirements of Section 5.9(b), the Members holding Certificates evidencing Class B Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Class B Units are converted into Common Units pursuant to the terms of Section 5.10. Notwithstanding the foregoing, Units may be uncertificated.
Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates. If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Securities as the Certificate so surrendered.
(a)    The appropriate Officers on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)    requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii)    if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv)    satisfies any other reasonable requirements imposed by the Company.
If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Member’s Member Interests represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.
(b)    As a condition to the issuance of any new Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
Section 4.3    Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Member Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Member Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Member Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Member Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Member Interest.
Section 4.4    Transfer Generally. The term “transfer,” when used in this Agreement with respect to a Member Interest, shall be deemed to refer to a transaction by which the holder of a Member Interest assigns such Member Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Member Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Member Interest not made in accordance with this Article IV shall, to the fullest extent permitted by law, be null and void.

Section 4.5    Registration and Transfer of Member Interests.
(a)    The Company shall keep or cause to be kept on behalf of the Company a register that, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), will provide for the registration and transfer of Member Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Company shall not recognize transfers of Certificates evidencing Member Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Member Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate Officers of the Company shall execute and deliver, and in the case of Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates, or evidence of the issuance of uncertificated Units, evidencing the same aggregate number and type of Member Interests as were evidenced by the Certificate so surrendered.
(b)    Except as provided in Section 4.7, the Company shall not recognize any transfer of Member Interests until (i) the Certificates, or other evidence of the uncertificated Units, evidencing such Member Interests are surrendered for registration of transfer and (d) following a Company Notice, such Certificates are accompanied by a Eligible Holder Certification, properly completed and duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing).
(c)    No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, or uncertificated issuance of Units, under this Section 4.5(b), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.
(d)    By acceptance of the transfer of any Member Interest in accordance with this Section 4.5 and except as provided in Section 4.7, each transferee of a Member Interest (including any nominee holder or an agent or representative acquiring such Member Interests for the account of another Person) (i) shall be admitted to the Company as a Substituted Member with respect to the Member Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall be deemed to agree to be bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become the Record Holder of the Member Interests so transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants powers of attorney to the Officers of the Company and any Liquidator of the Company in accordance with Section 2.6 and (vi) makes the consents and waivers contained in this Agreement. The transfer of any Member Interests and the admission of any new Member shall not constitute an amendment to this Agreement.
(e)    Prior to the conversion of Class B Units into Common Units pursuant to the terms of Section 5.10, Members owning Class B Units may only transfer such Class B Units upon the death of such Members to one or more Persons in accordance with state intestacy laws or as otherwise approved by the Board of Directors.

(f)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.6, (iv) with respect to any class of Member Interests, the provisions of any statement of designations establishing such class, (v) any contractual provision binding on any Member and (vi) provisions of applicable law including the Securities Act, Member Interests shall be freely transferable to any Person.
Section 4.6    Restrictions on Transfers.
(a)    The Company may impose restrictions on the transfer of Member Interests if it receives an Opinion of Counsel providing that such restrictions are necessary to avoid a significant risk of any Group Member becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The Board of Directors may impose such restrictions by amending this Agreement in accordance with Article XI; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Member Interests on the principal National Securities Exchange on which such class of Member Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Member Interests of such class. The transfer of a Class B Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 5.9(b).
(b)    Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Member Interests entered into through the facilities of any National Securities Exchange on which such Member Interests are listed for trading.
(c)    In the event any Member Interest other than Preferred Units is evidenced in certificated form, each Certificate evidencing Member Interests shall bear a conspicuous legend in substantially the following form:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF VANGUARD NATURAL RESOURCES, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF VANGUARD NATURAL RESOURCES, LLC UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE VANGUARD NATURAL RESOURCES, LLC TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED) OR (D) VIOLATE THE TERMS AND CONDITIONS OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VANGUARD NATURAL RESOURCES, LLC, DATED MARCH 11, 2014, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. VANGUARD NATURAL RESOURCES, LLC MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID

A SIGNIFICANT RISK OF VANGUARD NATURAL RESOURCES, LLC BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
Section 4.7    Citizenship Certificates; Non-citizen Assignees.
(a)    If any Group Member is or becomes subject to any federal, state or local law or regulation that the Board of Directors determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Member or Assignee, the Board of Directors may request any Member or Assignee to furnish to the Board of Directors, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Member or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Board of Directors may request. If a Member or Assignee fails to furnish to the Board of Directors, within the aforementioned 30-day period, such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Board of Directors determines that a Member or Assignee is not an Eligible Citizen, the Member Interests owned by such Member or Assignee shall be subject to redemption in accordance with the provisions of Section 4.8. In addition, the Board of Directors may require that the status of any such Member or Assignee be changed to that of a Non-citizen Assignee and, thereupon such Member shall cease to be a member of the Company and shall have no voting rights, whether arising hereunder, under the Delaware Act, at law, in equity or otherwise, in respect of its Member Interests. The voting rights in respect of Member Interests of Non-citizen Assignees shall be deemed to have been exercised with the votes being distributed in the same ratios or for the same candidates for election as Directors as the votes of Members in respect of Member Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter or election.
(b)    Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 10.3, but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Company from the Non-citizen Assignee of his economic interest in the Company (representing his right to receive his share of such distribution in kind).
(c)    At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Board of Directors, request admission as a Substituted Member, with respect to any Member Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.8, such Non-citizen Assignee be admitted as a Member, and upon approval of the Board of Directors, such Non-citizen Assignee shall be admitted as a Member and shall no longer constitute a Non-citizen Assignee and shall reacquire all voting rights of his Member Interests.
Section 4.8    Redemption of Member Interests of Non-citizen Assignees.
(a)    If at any time a Member or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.7(a), or, if upon receipt of such Citizenship Certification or other information the Board of Directors determines, with the advice of counsel, that a Member or Assignee is not an Eligible Citizen, the Company may, unless the Member or Assignee establishes to the satisfaction of the Board of Directors that such Member or Assignee is an Eligible Citizen or has transferred his Member Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Board of Directors prior to the date fixed for redemption as provided below, redeem the Member Interest of such Member or Assignee as follows:
(i)    The Board of Directors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member or Assignee, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate, or other evidence of the uncertificated Units, evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Member would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.
(ii)    The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Member Interests of the class to be so redeemed multiplied by the number of Member Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the Board of Directors, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the Prime Rate annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.
(iii)    Upon surrender by or on behalf of the Member or Assignee, at the place specified in the notice of redemption, of the Certificate, or other evidence of the uncertificated Units, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Member or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.
(iv)    After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Member Interests.

(b)    The provisions of this Section 4.8 shall also be applicable to Member Interests held by a Member or Assignee as nominee of a Person determined to be other than an Eligible Citizen.
(c)    Nothing in this Section 4.8 shall prevent the recipient of a notice of redemption from transferring his Member Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Board of Directors shall withdraw the notice of redemption, provided the transferee of such Member Interest certifies to the satisfaction of the Board of Directors in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.
ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF INTERESTS
Section 5.1    Contributions by the Members; Issuance of Interests.
(a)    Nami. In connection with the formation of the Company, the Organizational Member made an initial Capital Contribution in the amount of $1,000 for all of the Member Interests then outstanding. On April 18, 2007, (i) the 36.044% Member Interest in the Operating Company held by Nami Capital was contributed to the Company in exchange for 1,171,430 Common Units, (ii) the 34.062% Member Interest in the Operating Company held by the Majeed S. Nami Irrevocable Trust dated January 11, 2007 was contributed to the Company in exchange for 1,107,015 Common Units and (iii) the 29.894% Member Interest in the Operating Company held by the Majeed S. Nami Personal Endowment Fund was contributed to the Company in exchange for 971,555 Common Units. In addition, Nami retained the right to receive a cash payment of $37.2 million from the Company, which reimbursed Nami for certain capital expenditures made by Nami.
(b)    Management. On the April 18, 2007, Scott W. Smith and Richard A. Robert were issued 240,000 and 100,000, respectively, Class B Units. On August 15, 2007, Britt Pence and Patty Avila-Eady were issued 75,000 and 5,000, respectively, Class B Units. The Company has reserved up to an additional 40,000 Class B Units to officers, directors, employees or consultants of the Company or any of its Affiliates. In addition, pursuant to the terms of their employment agreements, each of Richard A. Robert and Britt Pence received options to purchase 100,000 Common Units at the Initial Public Offering price.
(c)    Private Investors. On April 18, 2007 and pursuant to the Purchase Agreement, each Private Investor contributed to the Company cash in an amount equal to an amount set forth opposite its name on Schedule I to the Purchase Agreement in exchange for the number of Common Units set forth opposite its name on Schedule I to the Purchase Agreement. The cash received by the Company pursuant to the immediately preceding sentence was used to retire the Company’s obligation to make a $37.2 million cash payment to Nami in reimbursement for certain capital expenditures.
(d)    Underwriters. On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed to the Company cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement purchased by such Underwriter at the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Company issued Common Units to each Underwriter on whose behalf such Capital Contribution was made a number of Common Units equal to the number of Common Units specified in the Underwriting Agreement purchased by such Underwriter on the Closing Date, and upon such issuance such Underwriter was admitted to the Company as a Member in respect of the Common Units issued to such Underwriter.
(e)    Over-Allotment Option. Upon the exercise of the Over-Allotment Option and pursuant to the Underwriting Agreement, each Underwriter contributed to the Company cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement purchased by such Underwriter at the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Company issued Common Units to each Underwriter on whose behalf such Capital Contribution was made, a number of Common Units specified in the Underwriting Agreement purchased by such Underwriter on the Option Closing Date, and such Underwriter was admitted to the Company as a Member in respect of the Common Units issued to such Underwriter pursuant to this Section 5.1(e). Upon receipt by the Company of the Capital Contributions from the Underwriters as provided in this Section 5.1(e), the Company used such cash to pay outstanding borrowings under its Credit Facility.
Section 5.2    Interest and Withdrawal. No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 5.3    Capital Accounts.
(a)    The Company shall maintain for each Member (or a beneficial owner of Member Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning a Member Interest a separate Capital Account with respect to such Member Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions with respect to such Member Interest; provided that the initial Capital Account of the initial holder of a Series A Preferred Unit with respect to such Series A Preferred Unit shall equal the Stated Series A Liquidation Preference irrespective of the amount paid by such holder for such Series A Preferred Unit, and provided further that the initial Capital Account of the initial holder of a Series B Preferred Unit with respect to such Series B Preferred Unit shall equal the Stated Series B Liquidation Preference irrespective of the amount paid by such holder for such Series B Preferred Unit and (ii) all items of Company income and gain (including Simulated Gain and income and gain exempt from tax) computed in accordance with Section 5.3(b) and allocated with respect to such Member Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Member Interest pursuant to this Agreement; provided that the Capital Account of a holder of Series A Preferred Units shall not be reduced by the amount of Series A Distributions it receives, and provided further that the Capital Account of a holder of Series B Preferred Units shall not be reduced by the amount of Series B Distributions it receives, and (y) all items of Company deduction and loss (including Simulated Depletion and Simulated Loss) computed in accordance with Section 5.3(b) and allocated with respect to such Member Interest pursuant to Section 6.1.
(b)    For purposes of computing the amount of any item of income, gain, loss or deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Article VI and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose); provided, that:
(i)    Solely for purposes of this Section 5.3, the Company shall be treated as owning directly its proportionate share (as determined by the Board of Directors based upon the provisions of the applicable Group Member Agreement) of all property owned by any other Group Member that is classified as a partnership for federal income tax purposes.
(ii)    All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Member Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 6.1.
(iii)    Except as otherwise provided in Treasury Regulation Section 1.704‑1(b)(2)(iv)(m), the computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made without regard to any election under Section 754 of the Code, which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
(iv)    Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(v)    In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery amortization or Simulated Depletion attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property.

Upon an adjustment pursuant to Section 5.3(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery, amortization or Simulated Depletion attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery, amortization or Simulated Depletion derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the Board of Directors may adopt.
(c)    A transferee of a Member Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Member Interest so transferred.
(d)    (i)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Member Interests for cash or Contributed Property, the issuance of Member Interests as consideration for the provision of services, or the conversion of either Series A Preferred Units or Series B Preferred Units, the Capital Accounts of all Members and the Carrying Value of each Company property immediately prior to such issuance (or, in the case of the occurrence of the conversion of either the Series A Preferred Units or Series B Preferred Units, immediately after such conversion) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the conversion of either the Series A Preferred Units or Series B Preferred Units, first to the Members holding Common Units into which such Preferred Units have been converted until the Capital Account attributable to each Unit is the same, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated to the Members pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of either the Series A Preferred Units or Series B Preferred Units is not sufficient to cause the Capital Account attributable to each Common Units and such Preferred Units which has converted to be the same, then the Capital Account balances shall be reallocated between the Members holding such Units so as to cause the Capital Account attributable to each such Unit to be the same, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional Member Interests or the conversion of either the Series A Preferred Units or Series B Preferred Units shall be determined by the Board of Directors using such method of valuation as it may adopt; provided, however, that the Board of Directors, in arriving at such valuation, must take fully into account the fair market value of the Member Interests of all Members (on a fully converted basis) at such time and, if before the conversion of either any Series A

Preferred Units or any Series B Preferred Units, may reduce the fair market value of all Company assets by the excess, if any, of the fair market value of any Series A Preferred Unit or any Series B Preferred Unit which has not yet converted over the aggregate Capital Accounts attributable to such Series A Preferred Units to the extent of any Unrealized Gain that has not be reflected in the Members’ Capital Accounts previously, consistent with the methodology of the Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The Board of Directors shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.
(ii)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Member Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 10.3 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.3(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 10.3, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
Section 5.4    Issuances of Additional Company Securities.
(a)    Subject to Section 5.5 and any approvals required by (i) Series A Holders pursuant to Section 14.5(c)(ii) and (ii) Series B Holders pursuant to Section 15.5(c)(i), at any time and from time to time the Company may issue additional Company Securities, and options, rights, warrants and appreciation rights relating to the Company Securities for any Company purpose to such Persons, and admit such Persons as members of the Company, for such consideration and on such terms and conditions as the Board of Directors shall determine in its sole discretion, all without the approval of the Members of any class of Company Securities then Outstanding.
(b)    Each additional Company Security authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such relative designations, preferences, rights, powers and duties (which may be senior or prior, pari passu or junior to the preferences, rights, powers and duties of any then Outstanding Class and series of Company Securities), as shall be fixed by the Board of Directors, including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Company Security, including sinking fund provisions, if any; (v) whether such Company Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Company Security will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Company Security; and (viii) the right, if any, of the holders of each such Company Security to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Company Security. Notwithstanding anything in this Agreement to the contrary, additional Company Securities, issuable without the approval of the Members of any class of Company Securities then Outstanding, may include (A) Company Securities with preferences, rights, powers and duties (including rights to distributions, allocation, voting or in liquidation) that are senior or prior, pari passu or junior to any other class of Company Securities then Outstanding, or (B) additional Company Securities of any class then Outstanding.
(c)    The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.4, (ii) the admission of any Person(s) as an Additional Member(s) and (iii) all additional issuances of Company Securities. The Board of Directors shall determine the relative designations, preferences, rights, powers and duties of the holders of the Units or other Company Securities being so issued. The Board of Directors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Company Securities pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Common Units or other Company Securities are listed for trading.
Section 5.5    Limitations on Issuance of Additional Company Securities. The issuance of Company Securities pursuant to Section 5.4 shall be subject to the limitation that no fractional Units shall be issued by the Company.
Section 5.6    No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Company Security, whether unissued, held in the treasury or hereafter created.
Section 5.7    Splits and Combinations.
(a)    Subject to Section 5.5 and Section 5.7(d), the Company may make a Pro Rata distribution of Company Securities of any class to all Record Holders of Company Securities of such class of such Company Securities or may effect a subdivision or combination of the same class of Company Securities so long as, after any such event, each Member holding such class of Company Securities shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis (including those based on the Stated Series A Liquidation Preference and the Stated Series B Liquidation Preference) or stated as a number of Units are proportionately adjusted retroactive to the date of formation of the Company.

(b)    Whenever such a distribution, subdivision or combination of Company Securities is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Company Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c)    Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Company Securities as of the applicable Record Date representing the new number of Company Securities held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Securities Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.7(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).
Section 5.8    Fully Paid and Non-Assessable Nature of Interests. All Member Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be validly issued, fully paid and non-assessable Member Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act and except to the extent otherwise provided in this Agreement.
Section 5.9    Special Provisions Relating to the Holders of Class B Units.
(a)    Except as otherwise provided in the Agreement, the holder of a Class B Unit shall have all of the rights and obligations of a Member holding Common Units hereunder, including voting rights that are identical to the voting rights of Common Units, and the Class B Units will vote with the Common Units as a single class, so that each Class B Unit will be entitled to one vote on each matter with respect to which each Common Unit is entitled to vote. Immediately upon the conversion of a Class B Unit into a Common Unit pursuant to Section 5.10, the holder of a Class B Unit that has converted into a Common Unit shall possess all of the rights and obligations of a Unitholder holding a Common Unit hereunder; provided, however, that a converted Class B Unit shall remain subject to the provisions of this Section 5.9(a) and Section 6.1(d)(x).
(b)    The holder of a Class B Unit that has converted into a Common Unit pursuant to Section 5.10 shall not be issued a Common Unit Certificate pursuant to Section 4.1 and shall not be permitted to transfer its converted Class B Units to a Person that is not an Affiliate of the holder until such time as the Company determines, based on advice of counsel, that a converted Class B Unit should have, as a substantive matter, like intrinsic economic and United States federal income tax characteristics, in all material respects, to the intrinsic economic and United States federal income tax characteristics of a Common Unit then Outstanding. In connection with the condition imposed by this Section 5.9(b), the Company shall take whatever steps are required to provide economic uniformity to the converted Class B Units in preparation for a transfer of such converted Class B Units, including the application of Section 6.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.
Section 5.10    Conversion of the Class B Units.
(a)    Upon written notice to the Company (a “Conversion Notice”), a holder of Class B Units will have the right to require the Company to convert:
(i)    up to one-half of the Class B Units held by such holder on or at any time after the first anniversary of the closing of the Initial Public Offering;
(ii)    all or any portion of the Class B Units held by such holder on or at any time after the second anniversary of the closing of the Initial Public Offering; and
(iii)    upon the occurrence of an Acceleration Vesting Event in respect of such holder, all or any portion of the Class B Units held by such holder;
in each case into Common Units on a one-for-one basis.
(b)    Upon election by any holder of Class B Units to cause the conversion of Class B Units in accordance with this Section 5.10, each converting holder shall deliver the Conversion Notice and the Certificates representing such Class B Units to the Company in proper transfer form. Upon receipt of such Conversion Notice and Certificates, the Company shall issue the Common Units issuable upon conversion. Each Class B Unit shall be cancelled by the Company upon its conversion.
(c)    A Common Unit that has been converted from a Class B Unit pursuant to this Section 5.10 shall be subject to the provisions of Section 5.9(b) and Section 6.1(d)(x).
(d)    The issuance or delivery of any Certificates for Common Units upon the conversion of Class B Units will be made without charge to the converting holder of Class B Units for such Certificates and such Certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the Class B Units converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such Certificate in a name other than that of the holder of the Class B Units converted, and the Company shall not be required to issue or deliver such Certificates unless or until the Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Partnership that such tax has been paid.

(e)    The Class B Units may be subject to forfeiture to the Company upon the occurrence of any event specified in any agreement, plan or arrangement, including any employment agreement, grant agreement or an employee benefit plan, pursuant to which Class B Units were granted to such Person.
ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS
Section 6.1    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss (computed in accordance with Section 5.3(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.
(a)    Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Income for such taxable year shall be allocated to the Unitholders in accordance with their respective Percentage Interests.
(b)    Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Losses for such taxable period shall be allocated as follows:
(i)    First, Pro Rata to the Unitholders holding Common Units or Class B Units,; provided that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and
(ii)    Second, to all Unitholders holding Preferred Units, in proportion to their positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero.
(c)    Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 10.3.
(i)    If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.3(d)), such Net Termination Gain shall be allocated among the Members in the following manner (and the Capital Accounts of the Members shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):
(A)    First, to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each such Member has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and
(B)    Second, 100% to all Unitholders in accordance with their respective Percentage Interests.
(ii)    If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.3(d)), such Net Termination Loss shall be allocated among the Members in the following manner:
(A)    First, to the Unitholders, holding Common Units or Class B Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero;
(B)    Second, to all Unitholders holding Preferred Units, in proportion to their positive Capital Account balances, until the Capital Account in respect of each Preferred Unit has been reduced to zero; and
(C)    Third, the balance, if any, 100% to all Unitholders in accordance with the positive balances of their respective Adjusted Capital Accounts.
(d)    Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:
(i)    Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704‑2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse

Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)    Priority Allocations. If the amount of distributions accrued pursuant to Section 6.3(a) with respect to any Private Investor for a taxable year is greater (on a per Unit basis) than the amount of distributions accrued pursuant to Section 6.3(a) with respect to other Members (on a per Unit basis), there shall be allocated items of Company gross income, gain and Simulated Gain to each Private Investor receiving such greater distribution accrual until the aggregate amount of such items allocated to such Member pursuant to this Section 6.1(d)(iii) for the current taxable year and all previous taxable years is equal to the product of (A) the amount by which the distribution accrual (on a per Unit basis) to such Member exceeds the distribution accrual (on a per Unit Basis) to such Members receiving the smaller distribution accrual and (B) the number of Units owned by the Member receiving the greater distribution accrual.
(iv)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income, gain and Simulated Gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii).
(v)    Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

(vi)    Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board of Directors determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(vii)    Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
(viii)    Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with their respective Percentage Interests.
(ix)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(x)    Converted Class B Units; Economic Uniformity. With respect to any taxable period ending upon, or after, the date a Conversion Notice is given by a holder of Class B Units pursuant to Section 5.10, items of Company income and gain shall be allocated 100% to each Member holding such Class B Units until each such Member has been allocated an amount of Company income or gain that increases the Capital Account maintained with respect to such converted Class B Units to an amount equal to the product of (A) the number of converted Class B Units and (B) the Per Unit Capital Account for a Common Unit. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying converted Class B Units and the Capital Accounts underlying Common Units.

(xi)    Preferred Unit Allocations.
(A)    Income of the Company attributable to the issuance by the Company of a Preferred Unit for an amount in excess of such Preferred Unit’s liquidation preference shall be allocated to the holders of Common Units in accordance with their respective Percentage Interests.
(B)    Net Termination Gain, if any, for the taxable period (or, to the extent necessary, items of income or gain for the taxable period) shall be allocated to each holder of Preferred Units, in proportion to, and to the extent of, an amount equal to the excess, if any, of (1) the liquidation preference with respect to such holder’s Preferred Units, over (2) such holder’s existing Capital Account balance in respect of its Preferred Units, until the Capital Account balance of each such holder in respect of its Preferred Units is equal to the liquidation preference in respect of such Preferred Units.
(xii)    Curative Allocation.
(A)    Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Company Minimum Gain and (2) Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Member Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(xii)(A) shall only be made with respect to Required Allocations to the extent the Board of Directors reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 6.1(d)(xii)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Directors determines that such allocations are likely to be offset by subsequent Required Allocations.
(B)    The Board of Directors shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xii)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xii)(A) among the Members in a manner that is likely to minimize such economic distortions.

Section 6.2    Allocations for Tax Purposes.
(a)    Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
(b)    The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Members rather than by the Company in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c)(iii), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Company under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) shall be allocated among the Members in accordance with their respective Percentage Interests.
Each Member shall separately keep records of his share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Company.
(c)    Except as provided in Section 6.2(c)(iii), for the purposes of the separate computation of gain or loss by each Member on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Company’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Members as follows:
(i)    first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Members in the same proportion as the depletable basis of such property was allocated to the Members pursuant to Section 6.2(b) (without regard to any special allocation of basis under Section 6.2(c)(iii));
(ii)    second, the remainder of such amount realized, if any, to the Members so that, to the maximum extent possible, the amount realized allocated to each Member under this Section 6.2(c)(ii) will equal such Member’s share of the Simulated Gain recognized by the Company from such sale or disposition.
(iii)    The Members recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Members to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the principles of Treasury Regulation Section 1.704-3(d).

(iv)    Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intention of the Agreement.
(d)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, other than an oil and gas property pursuant to Section 6.2(c), items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:
(i)    (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.
(ii)    (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.3(d)(i) or Section 5.3(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.2(d)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.
(iii)    The Board of Directors shall apply the principles of Treasury Regulation Section 1.704‑3(d) to eliminate Book-Tax Disparities.
(e)    For the proper administration of the Company and for the preservation of uniformity of the Units (or any class or classes thereof), the Board of Directors shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Board of Directors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of Units issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.
(f)    The Board of Directors may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board of Directors determines that such reporting position cannot reasonably be taken, the Board of Directors may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board of Directors chooses not to utilize such aggregate method, the Board of Directors may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Member Interests, so long as such conventions would not have a material adverse effect on the Members or the Record Holders of any class or classes of Units.
(g)    In accordance with Treasury Regulation 1.1245-1(e), any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(h)    All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board of Directors) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
(i)    Each item of Company income, gain, loss and deduction shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Members as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) income, gain, loss and deduction recognized between the Closing Date and the Initial Public Offering shall be allocated to the Initial Investors, or their assigns, as if there were an interim closing of the books at the close of business the day before the Initial Public Offering and (ii) gain or loss on a sale or other disposition of any assets of the Company or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Board of Directors, shall be allocated to the Members as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Board of Directors may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
(j)    Allocations that would otherwise be made to a Member under the provisions of this Article VI shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.
(k)    If Capital Account balances are reallocated between the Members in accordance with Section 5.3(d)(i) hereof and Treasury Regulation Section 1.704-1(b)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Company shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Treasury Regulation Section 1.704-1(b)(4)(x).
Section 6.3    Requirement of Distributions; Distributions to Record Holders.
(a)    Subject to Section 14.3 and Section 15.3 of this Agreement, within 90 days following the end of each Quarter commencing with the first Quarter ending after the Initial Public Offering, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 18-607 of the Delaware Act, be distributed in accordance with this Article VI by the Company to the Members as of the Record Date selected by the Board of Directors for such distribution (or by an Officer designated by our Board of Directors to select the Record Date for such distribution). All distributions required to be made under this Agreement shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.
(b)    Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Company, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 10.3(a).
(c)    The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution of Available Cash to such Members.
(d)    Each distribution in respect of a Member Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Member Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
Section 6.4    Distributions of Available Cash. Available Cash with respect to any Quarter commencing with the first Quarter ending after the Initial Public Offering, subject to Section 18-607 of the Delaware Act and except as otherwise required by Section 5.7(b) in respect of other Company Securities issued pursuant thereto, shall be distributed 100% to all Unitholders in accordance with their respective Percentage Interests.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1    Board of Directors.
(a)    Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board of Directors”). As provided in Section 7.4, the Board of Directors shall have the power and authority to appoint Officers of the Company. The Directors shall constitute “managers” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement subject to Section 7.3, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:
(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Company Securities, and the incurring of any other obligations;
(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;
(iv)    the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Company Group and the making of capital contributions to any member of the Company Group;
(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);
(vi)    the distribution of Company cash;
(vii)    the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, the creation and operation of employee benefit plans, employee programs and employee practices;
(viii)    the maintenance of insurance for the benefit of the Company Group, the Members and any Indemnitees;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);
(x)    the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation, and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Member Interests from, or requesting that trading be suspended on, any such exchange;
(xiii)    the purchase, sale or other acquisition or disposition of Company Securities, or the issuance of options, rights, warrants and appreciation rights relating to Company Securities;
(xiv)    the undertaking of any action in connection with the Company’s participation in any Group Member; and
(xv)    the entering into of agreements with any of its Affiliates to render services to a Group Member.
(b)    The Board of Directors shall initially consist of three natural Persons. Each Director shall be elected as provided in Section 7.1(c) and shall serve in such capacity until his or her successor has been duly elected and qualified or until such Director dies, resigns or is removed. A Director may resign at any time upon written notice to the Company. The Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors, but the Board of Directors shall not decrease the number of Persons that constitute the whole Board of Directors if such decrease would shorten the term of any Director.
(c)    The Persons comprising the Board of Directors shall be as follows: Thomas H. Blake, Lasse Wagnene and W. Richard Anderson. Such Persons shall serve as members of the Board of Directors until their successors are duly elected and qualified, or until their earlier death, resignation or removal. After the closing of the Initial Public Offering, directors shall be elected at each annual meeting of Members to serve for a term expiring at the next annual meeting of

Members. The nomination of Persons to serve as Directors and the election of the Board of Directors shall be in accordance with Article XI hereof.
(d)    Subject to applicable law and the rights of the holders of any series of Member Interests, vacancies existing on the Board of Directors (created by virtue of an increase in the size of the Board of Directors or resulting from the death, resignation or removal of a Director) may be filled only by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Any Director chosen to fill a vacancy shall hold office until the next annual meeting of Members and until his or her successor has been duly elected and qualified or until such Director’s earlier resignation or removal. Subject to the rights of the holders of any series of Member Interests, any Director, and the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least 66⅔% of the Outstanding Units.
(e)    Directors need not be Members. The Board of Directors may, from time to time and by the adoption of resolutions, establish qualifications for Directors.
(f)    Unless otherwise required by the Delaware Act, other law or the provisions hereof,
(i)    each member of the Board of Directors shall have one vote;
(ii)    the presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and
(iii)    the act of a majority of the members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.
(g)    Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board or on the written request of a majority of the Directors or committee members, as applicable, to the Secretary, in each case on at least twenty-four hours personal, written, facsimile, electronic, telegraphic, cable or wireless notice to each Director or committee member, which notice may be waived by any Director or committee member. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a Director or committee member at a meeting (including pursuant to the last sentence of this Section 7.1(g)) shall constitute a waiver of notice of such meeting, except where such Director or committee member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee, as the case may be. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in Person at the meeting.
(h)    The Board of Directors shall, by resolution of a majority of the full Board of Directors, establish an Audit Committee and may designate one or more committees (which may include one or more of an audit committee, conflicts committee, compensation committee or governance and nominating committee), each committee to consist of one or more of the Directors, and the Board of Directors may from time to time adopt a charter for any of such committees. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified Director at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to the following matters: approving or adopting, or recommending to the Members, any action or matter expressly required by this Agreement or the Delaware Act to be submitted to the Members for approval or adopting, amending or repealing any provision of this Agreement. Unless specified by resolution of the Board of Directors, any committee designated pursuant to this Section 7.1(h) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 7.1(h), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting of which a quorum is present shall be necessary for the adoption by the committee of any resolution.
(i)    The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”). The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Members, unless otherwise directed by the Board of Directors. If the Board of Directors does not elect a Chairman or if the Chairman is absent from the meeting, the Chief Executive Officer, if present and a Director, or any other Director chosen by the Board of Directors, shall preside. In the absence of a Secretary, the chairman of the meeting may appoint any Person to serve as Secretary of the meeting.
(j)    Unless otherwise restricted by law, the Board of Directors shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.
(k)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Company Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Management Services Agreement, the Gathering Agreement and the other agreements that are related to the transactions contemplated by the Purchase Agreement; (ii) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of any agreement determined by the Board of Directors to be necessary or appropriate in connection with the Initial Public Offering, including an omnibus agreement in customary form, an Underwriting Agreement in customary form and amendments to or restatements of the Management Services Agreement and the Gathering Agreement (the “Initial Public Offering Documents”); (iii) agrees that the Board of Directors (on its own or through any Officer of the Company) is authorized to execute, deliver and perform the agreements referred to in clauses (i) or (ii) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Purchase Agreement or the Initial Public Offering Documents on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company Securities; and (iv) agrees that the execution, delivery or performance by the Company, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the Board of Directors or any Officer of any duty that the Board of Directors or any Officer may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.
Section 7.2    Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. Subject to the terms of Section 3.4(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.
Section 7.3    Restrictions on the Board of Directors’ Authority.
(a)    Except as otherwise provided in this Agreement, the Board of Directors may not, without written approval of the specific act by holders of all of the Outstanding Member Interests or by other written instrument executed and delivered by holders of all of the Outstanding Member Interests subsequent to the date of this Agreement, take any action that is in breach or violation of this Agreement.
(b)    Except as provided in Articles X and XII, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Company’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the Board of Directors’ ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
Section 7.4    Officers.
(a)    The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 7.4.
(b)    The Officers of the Company shall include a Chief Executive Officer, a President, Chief Financial Officer and a Secretary, and may also include a Chairman of the Board, Vice Chairman, Chief Operating Officer, Treasurer, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), one or more Assistant Secretaries and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of Members and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof or by such Officers as may be designated by resolution of the Board of Directors or a committee thereof.
(c)    Any Officer may resign at any time upon written notice to the Company. Any Officer may be removed by the Board of Directors with or without cause at any time. The Board of Directors may delegate the power of removal as to Officers who have not been appointed by the Board of Directors. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer shall not of itself create contract rights.
(d)    The President shall be the Chief Executive Officer of the Company unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he may delegate these powers; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him by the Board of Directors.

(e)    If elected, the Chairman of the Board shall preside at all meetings of the Members and of the Board of Directors; and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to him by the Board of Directors.
(f)    Unless the Board of Directors otherwise determines, the President and the Chief Executive Officer (if other than the President) shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company; and, unless the Board of Directors otherwise determines, shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the Members and (should he be a Director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him by the Board of Directors.
(g)    In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Company shall so act. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.
(h)    The Chief Financial Officer shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Chief Financial Officer by the Board of Directors. The Chief Financial Officer shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board of Directors. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in this Agreement and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurer, if any, shall exercise the powers of the Chief Financial Officer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer, if any, shall also perform such other duties as the Chief Financial Officer or the Board of Directors may assign to him.
(i)    The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Company, be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

(j)    The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers, employees or agents, notwithstanding any provision hereof.
(k)    Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any Officer of the Company authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of Members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.
Section 7.5    Outside Activities.
(a)    It shall be deemed not to be a breach of any duty (including any fiduciary duty) existing hereunder, at law, in equity or otherwise or any other obligation of any type whatsoever of (i) any Director or Officer, or any Affiliate of any of the them, to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such Affiliate does not engage in such business or activity as a result of or using confidential or proprietary information provided by or on behalf of the Company to such Director or (ii) any Director, Officer or other employee of the Company to be a director, manager, officer, employee or consultant of any Member or any Affiliate of any Member of the Company; provided that the Board of Directors is advised of such other relationship and does not object thereto; and further, provided, that such Officer or employee does not engage in such business or activity as a result of or using confidential or proprietary information provided by or on behalf of the Company to such Person.
(b)    None of the Directors or Officers shall have any obligation hereunder or as a result of any duty expressed or implied by law, in equity or otherwise, to present business opportunities to the Company that may become available to such Person or any of its Affiliates or of which the Person acquires knowledge other than while serving in the capacity as a Director or Officer. None of any Group Member, any Member or any other Person shall have any rights by virtue of a Person’s duties as a Director or Officer under this Agreement, any Group Member Agreement, applicable law or otherwise in any business ventures of any Director or Officer.
(c)    Notwithstanding anything to the contrary in this Agreement, to the extent that any provisions of this Section 7.5 purport or are interpreted to have the effect of restricting, eliminating or otherwise modifying the duties (including fiduciary duties) that might otherwise, as a result of Delaware or other applicable law, be owed by the Directors, the Officers or any of their Affiliates to the Company and its Members, or to constitute a waiver or consent by the Members to any such fiduciary duty, such provisions in this Section 7.5 shall be deemed to have been approved by the Members, and the Members hereby agree that such provisions shall replace or eliminate such duties.
Section 7.6    Loans or Contributions from the Company or Group Members.
(a)    The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions determined by the Board of Directors.

(b)    No borrowing by any Group Member or the approval thereof by the Board of Directors shall be deemed to constitute a breach of any duty (including any fiduciary duty), hereunder or existing at law, in equity or otherwise, of the Board of Directors to the Company or the Members by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the Members.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by law as it currently exists and to such greater extent as applicable law hereafter may permit, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify, hold harmless and defend any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) by reason of the fact that such Person is an Indemnitee or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees of counsel for such Indemnitee), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to Section 7.7(a), the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted in bad faith or engaged in fraud, willful misconduct or, with respect to any criminal action or proceeding, acted with the knowledge that the Person’s conduct was unlawful.
(b)    To the extent an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.7(a), or in the defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.
(c)    Expenses (including reasonable attorneys’ fees of counsel for such Indemnitee) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 7.7(a) shall be paid by the Company, when and as incurred, in advance of the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Person is not entitled to be indemnified by the Company as authorized in this Section 7.7.
(d)    The indemnification, advancement of expenses and other provisions of this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Member Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(e)    The Company may purchase and maintain insurance, on behalf of its Directors and Officers, and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(f)    For purposes of the definition of Indemnitee in Section 1.1, the Company shall be deemed to have requested a Person to serve as fiduciary of an employee benefit plan whenever the performance by such Person of his duties to the Company also imposes duties on, or otherwise involves services by, such Person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by such Person with respect to any employee benefit plan in the performance of such Person’s duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.
(g)    Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.
(h)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(i)    If a claim under Section 7.7 is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in this Agreement. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) that the Indemnitee has not met the applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses, under this Section 7.7 or otherwise shall be on the Company.
(j)    The Company may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that the Person is or was an employee (other than an Officer) or agent of the Company, or, while serving as an employee (other than an Officer) or agent of the Company is or was serving at the request of the Company as a manager, director, officer, employee, partner, fiduciary, trustee or agent of another Group Member or another Person to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized by the Board of Directors. The Company may, to the extent permitted by Delaware law and authorized by the Board of Directors, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Board of Directors determine. The provisions of this Section 7.7(j) shall not constitute a contract right for any such employee or agent.
(k)    The indemnification, advancement of expenses and other provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(l)    Except to the extent otherwise provided in Section 7.7(j), the right to be indemnified and to receive advancement of expenses in this Section 7.7 shall be a contract right. No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.8    Exculpation of Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Company, the Members or any other Persons who have acquired interests in Company Securities for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
(b)    Subject to its obligations and duties as Board of Directors set forth in this Article VII, the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.
(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Members or any other Persons who have acquired interests in Company Securities, none of the Managers and any other Indemnitee acting in connection with the Company’s business or affairs shall be liable to the Company, to any Member or any other Persons who have acquired interests in Company Securities for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnitee under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(e)    An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by a Director, Member or liquidating trustee, an Officer or employee of the Company or committees of the Company, Members or Directors, or by any other Person as to matters that the Member, Director or liquidating trustees reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to members or creditors might properly be paid.
Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)    Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between any Affiliate of the Company (excluding the Company and any Group Member), on the one hand, and the Company or any Group Member, on the other, any resolution or course of action by the Board of Directors in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty existing at law, in equity or otherwise, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Units (excluding Units held by interested parties), (iii) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest complies with the standards set forth in clause (iii) or (iv) of the second preceding sentence, then (A) such resolution or course of action shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty existing at law, in equity or otherwise, including any fiduciary duty and (B) it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Member or Assignee or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or any duty existing at law, in equity or otherwise.
(b)    Whenever the Board of Directors or any Director or Officer makes a determination or takes or declines to take any action, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Board of Directors or such Director or Officer shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take other action must believe that the determination or other action is in the best interests of the Company. No action taken by the Board of Directors, any Director or any Officer on behalf of the Company in good faith reliance on the provisions of this Agreement including this Article VII, shall constitute a breach of any duty (including any fiduciary duty or other similar duty) on the part of such Board of Directors or any Director or Officer, as the case may be. To the extent that the foregoing provisions have, or are construed to have, the effect of restricting, eliminating or otherwise modifying the duties and liabilities, including fiduciary duties, of the Directors or Officers otherwise existing at law, in equity or otherwise, such provisions and any restriction, elimination or modification (i) are, and shall be deemed to have been, approved and agreed to by the Members and (ii) are intended and agreed to replace and supersede such other duties and liabilities.

(c)    Notwithstanding anything to the contrary in this Agreement prior to the dissolution of the Company, the Board of Directors shall have no duty or obligation, express or implied, to sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business.
(d)    Except as expressly set forth in this Agreement or required by law, none of the Directors, nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any Member and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Directors or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Directors or such other Indemnitee. Notwithstanding anything to the contrary, neither the Board of Directors nor any other Indemnitee shall owe any duties or liabilities, including fiduciary duties, to Series A Holders or Series B Holders.
(e)    The Members hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the Board of Directors or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.9.
Section 7.10    Duties of Officers and Directors.
(a)    The duties and obligations owed to the Company and to the Members by the Officers and Directors shall be as set forth in this Agreement.
(b)    A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Company’s Officers or employees, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
(c)    The Board of Directors shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact or the duly authorized Officers of the Company.
Section 7.11    Purchase or Sale of Company Securities. The Board of Directors may cause the Company to purchase or otherwise acquire Company Securities.
Section 7.12    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders or Assignees of Units or other Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
Section 8.2    Fiscal Year. The fiscal year of the Company shall be a fiscal year ending December 31, or such date as determined by the Board of Directors.
Section 8.3    Reports.
(a)    As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall use its reasonable best efforts to cause to be mailed or made available by any reasonable means (including posting on the Company’s website) to each Record Holder of a Unit as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, equity and cash flows. Following the Initial Public Offering, such statements shall be required to be audited by a registered public accounting firm selected by the Board of Directors.
(b)    As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall use its reasonable best efforts to cause to be mailed or made available by any reasonable means (including posting on or accessible through the Company’s website) to each Record Holder of a Unit as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Common Units are listed or admitted for trading, or as the Board of Directors determines to be necessary or appropriate.
ARTICLE IX
TAX MATTERS
Section 9.1    Tax Returns and Information. The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Company’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.
Section 9.2    Tax Elections.
(a)    The Company shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board of Directors’ determination that such revocation is in the best interests of the Members. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Directors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Member Interest will be deemed to be the lowest quoted closing price of the Member Interests on any National Securities Exchange on which such Member Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(i) without regard to the actual price paid by such transferee.
(b)    The Company shall elect to deduct expenses incurred in organizing the Company as provided in Section 709 of the Code.
(c)    Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections permitted by the Code.
Section 9.3    Tax Controversies. Subject to the provisions hereof, the Board of Directors shall designate one Officer who is a Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 9.4    Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Member.
ARTICLE X
DISSOLUTION AND LIQUIDATION
Section 10.1    Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)    an election to dissolve the Company by the Board of Directors that is approved by the holders of a Unit Majority;
(b)    the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company Group; or
(c)    the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or
(d)    at such time as there are no Members, unless the Company is continued without dissolution in accordance with the Delaware Act.
Section 10.2    Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Unit Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Unit Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article X, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Section 10.3    Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:
(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 10.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.
(b)    Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 10.2) and amounts to Members otherwise than in respect of their distribution rights under Article VI; provided that any accumulated and unpaid Series A Distributions or unpaid Series B Distributions shall be paid pursuant to this Section 10.3(b) prior to the making of any distributions pursuant to Section 10.3(c). With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 10.3(b) shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 10.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).
Section 10.4    Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 10.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.
Section 10.5    Return of Contributions. None of any member of the Board of Directors or any Officer will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets. Members may not resign or withdraw from the Company prior to the dissolution and winding up of the Company, provided that the transfer of any Member Interest shall not constitute a breach or violation of this provision.
Section 10.6    Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.
Section 10.7    Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.
ARTICLE XI
AMENDMENT OF AGREEMENT; MEETINGS OF MEMBERS; RECORD DATE
Section 11.1    Amendment of Limited Liability Company Agreement.
(a)    General Amendments. Except as provided in Section 11.1(b) and Section 11.1(c), the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 11.1(a). If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 11.1(c), then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Section 11.3 and Section 11.4 of this Agreement. The notice of such meeting shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. Subject to Section 11.2(d), a proposed amendment shall be effective upon its approval by a Unit Majority, unless a greater percentage is required under this Agreement.
(b)    Super-Majority Amendments. Notwithstanding Section 11.1(a) but subject to Section 11.1(c), the affirmative vote of the holders of at least 75% of all Outstanding Units, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 11.1(b), Section 11.2, Section 11.3(d), Section 11.8(b), Section 11.8(c), Section 11.10 or Section 11.13.

(c)    Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 11.1(a) and Section 11.1(b), the Board of Directors, without the approval of any Member or holder of any Company Securities, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(i)    a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;
(ii)    admission, substitution, withdrawal or removal of Members in accordance with this Agreement;
(iii)    a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;
(iv)    Subject to Section 14.5 and Section 15.5, to the extent applicable, a change that the Board of Directors determines (A) does not adversely affect the Members (including any particular class of Member Interests as compared to other classes of Member Interests) in any material respect, (B) to be necessary or appropriate to (1) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (2) facilitate the trading of the Units (including the division of any class, classes or series of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (C) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.9 or (D) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(v)    a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Series A Distributions and Series B Distributions) are to be made by the Company;
(vi)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as

amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(vii)    subject to the terms of Section 14.5, Section 15.5 and Section 5.5, an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization of issuance of any class of Company Securities pursuant to Section 5.4;
(viii)    any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;
(ix)    an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 12.3;
(x)    an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;
(xi)    a merger, consolidation, conversion or conveyance pursuant to Section 12.3(d);
(xii)    an amendment that requires, in connection with a transfer of Member Interests, the Assignees of Member Interests to provide a statement, certification or other proof to the Company regarding such Assignee’s status as an Eligible Citizen; or
(xiii)    any other amendments substantially similar to the foregoing.
Section 11.2    Amendment Requirements.
(a)    Notwithstanding the provisions of Section 11.1, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.
(b)    Notwithstanding the provisions of Section 11.1, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.2(c), (ii) change Section 10.1(a), (iii) change the term of the Company, or (iv) except as set forth in Section 10.1(a), give any Person the right to dissolve the Company.
(c)    Except as provided in Section 12.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 11.1 (including Section 11.1(c)(vii)), any amendment that would have a material adverse effect on the rights or preferences of any then Outstanding class of Member Interests in relation to other classes of Member Interests must be approved by the holders of not less than a majority of the Outstanding Interests of the Class Affected, provided that amending this Agreement to create a new class of Company Securities pursuant to Section 5.5 with relative rights, powers, preferences and duties that are senior or prior to, or pari passu with, the relative rights, powers, preferences or duties of any then Outstanding Member Interests shall not be deemed to cause such a material adverse effect.
(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 11.1(b) and Section 11.1(c) and except as otherwise provided by Section 12.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Member under applicable law.
Section 11.3    Unitholder Meetings.
(a)    All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XI. An annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify, which date shall be within 13 months of the last annual meeting of Members. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members, may by means of remote communication participate in such meeting, and be deemed present in person and vote at such meeting provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Members or proxyholders.
(b)    A failure to hold the annual meeting of the Members at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or Director. The Outstanding Units present at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of this Agreement to the contrary. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Unitholders entitled to vote, and the form of notice of such meeting.

(c)    All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.
(d)    Special meetings of the Members may be called only by a majority of the Board of Directors. No Members or group of Members, acting in its or their capacity as Members, shall have the right to call a special meeting of the Members.
Section 11.4    Notice of Meetings of Members.
(a)    Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Board of Directors, and (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called, as determined by the Board of Directors or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 16.1 to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the Members at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.
(b)    The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.
Section 11.5    Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 11.10, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested by the Board of Directors to give such approvals. If no Record Date is fixed by the Board of Directors, then (a) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given and (b) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Board of Directors. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.
Section 11.6    Adjournment. The Chairman of the Board, or, if the Chief Executive Officer is acting as the chairman of such meeting, the Chief Executive Officer, may adjourn any meeting of the Members, whether for lack of a quorum or any other reason. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XI.
Section 11.7    Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.
Section 11.8    Quorum; Required Vote for Member Action; Voting for Directors.
(a)    At any meeting of the Members, the holders of a majority of the Outstanding Units or Member Interests of each class then Outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum of such class, classes or series unless any such action by the Members requires approval by holders of a greater percentage of Outstanding Units or Member Interests, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval and the election of Directors shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Interests specified in this Agreement. In the absence of a quorum any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time.
(b)    Each Outstanding Unit (other than Outstanding Series A Preferred Units and Outstanding Series B Preferred Units) shall be entitled to one vote per Unit on all matters submitted to Members for approval and in the election of Directors.

(c)    Except as otherwise provided in this Agreement, all matters submitted to Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Units unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Common Units are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Units that in the aggregate represent at least such greater percentage shall be required.
(d)    Except as otherwise provided in this Agreement, directors will be elected by a plurality of the votes cast for a particular position.
Section 11.9    Conduct of a Meeting; Member Lists.
(a)    The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XI, the conduct of voting, the validity and effect of any proxies and subject to Section 11.12(d), the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall have the power to designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.
(b)    A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class of Member Interests and showing the address of each such Member and the number of Outstanding Units registered in the name of such Member, shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the Company. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.
Section 11.10    Action Without a Meeting. No action permitted or required to be taken at a meeting of Members may be taken by written consent or by any other means or manner than a meeting of Members called and conducted in accordance with this Agreement.
Section 11.11    Voting and Other Rights.
(a)    Only those Record Holders of Outstanding Units (other than Outstanding Series A Preferred Units and Outstanding Series B Preferred Units) and Member Interests on the Record Date established pursuant to Section 11.5 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Units and Member Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units (other than Outstanding Series A Preferred

Units and Outstanding Series B Preferred Units) and Member Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units and Member Interests.
(b)    With respect to Outstanding Units or Member Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Units or Member Interests are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Units or Member Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Units or Member Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 11.11(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
Section 11.12    Proxies and Voting.
(a)    At any meeting of the Members, every holder of an Outstanding Unit or Member Interest entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
(b)    The Company may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
(c)    With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.
(d)    With respect to any contested matter relating to any election, appointment, removal or resignation of any Director, to the fullest extent permitted by law, the Company shall be governed by Section 225 of the DGCL and any other applicable provision of the DGCL, as though the Company were a Delaware corporation.

Section 11.13    Notice of Member Business and Nominations.
(a)    Nominations of Persons for election to the Board of Directors of the Company and the proposal of business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 11.4 of this Agreement, (ii) by or at the direction of the Board of Directors, (iii) for nominations to the Board of Directors only, by any holder of Outstanding Units who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 11.13 and who was a Record Holder of a sufficient number of Outstanding Units as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Units, or (iv) by any holder of Outstanding Units who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (c) or (d) of this Section 11.13 and who is a Record Holder of Outstanding Units at the time such notice is delivered to the Secretary of the Company.
(b)    For nominations to be properly brought before an annual meeting by a Unitholder pursuant to Section 11.13(a)(iii), the Unitholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Unitholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 120 days or more than 150 days prior to the first anniversary (the “Anniversary”) of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of Members; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the Unitholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. Such Unitholder’s notice shall set forth: (A) as to each Person whom the Unitholder proposes to nominate for election or reelection as a Director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and (B) as to the Unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made the name and address of such Unitholder, as they appear on the Company’s books, and of such beneficial owner, the Class And number of Units of the Company which are owned beneficially and of record by such Unitholder and such beneficial owner. Such holder shall be entitled to nominate as many candidates for election to the Board of Directors as would be elected assuming such holder cast the precise number of votes necessary to elect each candidate and no more votes were cast by such holder or any other holder for such candidates.
(c)    For nominations or other business to be properly brought before an annual meeting by a Unitholder pursuant to Section 11.13(a), (i) the Unitholder must have given timely notice thereof in writing to the Secretary of the Company, (ii) such business must be a proper matter for Member action under this Agreement and the Delaware Act, (iii) if the Unitholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, such Unitholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Outstanding Units required under this Agreement or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Outstanding Units reasonably believed by such Unitholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such Unitholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 11.13, the Unitholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice. To be timely, a Unitholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 120 days or more than 150 days prior to the first Anniversary; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the Unitholder to be timely must be so delivered not later than the close of business on the later of (x) the ninetieth day prior to such annual meeting or (y) the tenth day following the day on which public announcement of the date of such meeting is first made. Such Unitholder’s notice shall set forth: (A) as to each Person whom the Unitholder proposes to nominate for election or reelection as a Director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Unitholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Unitholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such Unitholder, as they appear on the Company’s books, and of such beneficial owner, the Class And number of Units of the Company which are owned beneficially and of record by such Unitholder and such beneficial owner, and whether either such Unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Outstanding Units required under this Agreement or Delaware law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s Outstanding Units to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
(d)    Notwithstanding anything in the second sentence of Section 11.13(b) or the second sentence of Section 11.13(c) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 90 days prior to the Anniversary, then a Unitholder’s notice required by this Section 11.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(e)    Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 11.4 of this Agreement. Subject to Section 7.1(d), nominations of Persons for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any holder of Outstanding Units who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 11.13 and who was a Record Holder of a sufficient number of Outstanding Units as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Units, or (iv) by any holder of Outstanding Units who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 11.13 and who is a Record Holder of Outstanding Units at the time such notice is delivered to the Secretary of the Company. Nominations by Unitholders of Persons for election to the Board of Directors may be made at such a special meeting of Members if the Unitholder’s notice as required by Section 11.13(b) or Section 11.13(c) shall be delivered to the Secretary of the Company not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Holders of Outstanding Units making nominations pursuant to Section 11.13(e)(iii) shall be entitled to nominate the number of candidates for election at such special meeting as provided in Section 11.13(b) for an annual meeting.
(f)    Except to the extent otherwise provided in Section 7.1(d) with respect to vacancies, only Persons who are nominated in accordance with the procedures set forth in this Section 11.13 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.13. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11.13 and, if any proposed nomination or business is not in compliance with this Section 11.13, to declare that such defective proposal or nomination shall be disregarded.
(g)    Notwithstanding the foregoing provisions of this Section 11.13, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.13. Nothing in this Section 11.13 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE XII
MERGER, CONSOLIDATION OR CONVERSION
Section 12.1    Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the

Delaware Act, or convert into any “other entity” as defined in Section 18-214 of the Delaware Act, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XII.
Section 12.2    Procedure for Merger, Consolidation or Conversion.
(a)    Merger, consolidation or conversion of the Company pursuant to this Article XII requires the prior approval of the Board of Directors; provided, however, that, to the fullest extent permitted by law, the Board of Directors shall have no duty or obligation to consent to any merger, consolidation or conversion of the Company and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company and any Member and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.
(b)    If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:
(i)    the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;
(ii)    the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
(iii)    the terms and conditions of the proposed merger or consolidation;
(iv)    the manner and basis of exchanging or converting the rights or obligations of, or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and (A) if any rights or obligations of, or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights or obligations of, securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property, rights or obligations of securities of or interests in the Surviving Business Entity or any other business entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)    the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 12.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and
(vii)    such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.
(c)    If the Board of Directors shall determine to consent to the conversion, the Board of Directors shall approve the Plan of Conversion, which shall set forth:
(i)    the name of the converting entity and the converted entity;
(ii)    a statement that the Company is continuing its existence in the organizational form of the converted entity;
(iii)    a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
(v)    in an attachment or exhibit, the certificate of formation of the Company; and
(vi)    in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;
(vii)    the effective time of the conversion, which may be the date of the filing of the certificate of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such certificate of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of conversion and stated therein); and
(viii)    such other provisions with respect to the proposed conversion that the Board of Directors determines to be necessary or appropriate.
Section 12.3    Approval by Members of Merger, Consolidation or Conversion.
(a)    Except as provided in Section 12.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case in accordance with the requirements of Article XI.

A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.
(b)    Except as provided in Section 12.3(d), the Merger Agreement or Plan of Conversion shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or Plan of Conversion.
(c)    Except as provided in Section 12.3(d), after such approval by vote of the Members, and at any time prior to the filing of the certificate of merger or certificate of conversion pursuant to Section 12.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion.
(d)    Notwithstanding anything else contained in this Article XII or in this Agreement, the Board of Directors is permitted without Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or any Group Member or cause the Company or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with the same rights and obligations as are herein contained.
(e)    Additionally, notwithstanding anything else contained in this Article XII or in this Agreement, the Board of Directors is permitted without Member approval to merge or consolidate the Company with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Member under Delaware law or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement other than any amendments that could be adopted pursuant to Section 11.1(c), (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Member Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Member Interest of the Company after the effective date of the merger or consolidation, and (v) the number of Company Securities to be issued by the Company in such merger or consolidation do not exceed 20% of the Company Securities Outstanding immediately prior to the effective date of such merger or consolidation.

(f)    Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to Section 12.1, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other transaction or event.
Section 12.4    Certificate of Merger; Certificate of Conversion. Upon the required approval by the Board of Directors and the Unitholders of a Merger Agreement or Plan of Conversion, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.
Section 12.5    Effect of Merger or Conversion.
(a)    At the effective time of the certificate of merger:
(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;
(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
(b)    At the effective time of the certificate of conversion:
(i)    the other entity or business form shall be deemed to be the same entity as the Company and the conversion shall constitute a continuation of the existence of the Company in the form of such other entity or business form;
(ii)    such conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to such conversion or the personal liability of any person incurred prior to such conversion, nor shall it be deemed to affect the choice of law applicable to the Company with respect to matters arising prior to such conversion;
(iii)    the other entity or business form shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Company;

(iv)    all of the rights, privileges and powers of the Company that has converted, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the other entity or business form to which the Company has converted and shall be the property of such other entity or business form, and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired;
(v)    all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the other entity or business form to which the Company has converted, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such other entity or business form;
(vi)    the rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the conversion, to have been transferred to the other entity or business form to the Company has converted for any purpose of the laws of the State of Delaware; and
(vii)    the Company Securities that are to be exchanged for or converted into cash, property, rights or securities of or interests in the entity or business form into which the Company is being converted shall be so exchanged or converted in accordance with the Plan of Conversion, or, in addition to or in lieu thereof, if the Plan of Conversion so provides, the Company Securities may be exchanged for or converted into cash, property, rights or securities of or interests in another entity or business form or may be cancelled.
(c)    A merger or consolidation effected pursuant to this Article XII shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.
Section 12.6    Business Combination Limitations. Notwithstanding any other provision of this Agreement, with respect to any “Business Combination” (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to the Company as though the Company were a Delaware corporation.
ARTICLE XIII
RIGHT TO ACQUIRE MEMBER INTERESTS
Section 13.1    Right to Acquire Member Interests.
(a)    Notwithstanding any other provision of this Agreement, if at any time any Person holds more than 90% of the total Member Interests of any class then Outstanding, such Person shall then have the right, which right it may assign and transfer in whole or in part to the Company or any of its Affiliates, exercisable at its option, to purchase all, but not less than all, of such Member Interests of such class then Outstanding held by other holders, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 13.1(b) is mailed and (y) the highest price paid by such Person or any of its Affiliates for any such Interest of such class purchased during the 90-day period preceding the date that the notice described in

Section 13.1(b) is mailed. Notwithstanding the foregoing, the repurchase right described in this Article XIII shall not apply to Series A Preferred Units or Series B Preferred Units. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Member Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Member Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the average of the high bid and low asked prices on such day, or in the case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system for securities listed or admitted for trading on the principal National Securities Exchange on which the units of that class are listed or admitted to trading, or if the units of that class are not listed or admitted for trading on any National Securities Exchange, the last quoted price on that day, or if no quoted price exists, the average of the high bid low asked price on that day in the over-the-counter market, as reported by the Nasdaq National Market or such other system then in use, or, if on any such day such Member Interests of such class are not quoted by any such organization of that type, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Member Interests of such class selected by the Board of Directors, or if on any such day no market maker is making a market in such Interests of such class, the fair value of such Member Interests on such day as determined by the Board of Directors; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Member Interests of any class are listed or admitted to trading is open for the transaction of business or, if Member Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
(b)    If any Person elects to exercise the right to purchase Member Interests granted pursuant to Section 13.1(a), the Board of Directors shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Member Interests of such class (as of a Record Date selected by the Board of Directors) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 13.1(a)) at which Member Interests will be purchased and state that such Person elects to purchase such Member Interests, upon surrender of Certificates representing such Member Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Member Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Person exercising the right to purchase hereunder shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Member Interests to be purchased in accordance with this Section 13.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Member Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Member Interests (including any rights pursuant to Articles IV, V, VI, and X) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 13.1(a)) for Member Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Member Interests, and such Member Interests shall thereupon be deemed to be transferred to the Person exercising the right to purchase hereunder on the record books of the Transfer Agent and the Company, and such Person shall be deemed to be the owner of all such Member Interests from and after the Purchase Date and shall have all rights as the owner of such Member Interests (including all rights as owner of such Member Interests pursuant to Articles IV, V, VI, and X).
(c)    At any time from and after the Purchase Date, a holder of an Outstanding Member Interest subject to purchase as provided in this Section 13.1 may surrender his Certificate evidencing such Member Interest to the Transfer Agent in exchange for payment of the amount described in Section 13.1(a), therefor, without interest thereon.
(d)    Upon the exercise by any Person of the right to purchase Member Interests granted pursuant to Section 13.1(a), no Member shall be entitled to dissenters’ rights of appraisal.
ARTICLE XIV
SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS
Section 14.1    Designation. The Board of Directors hereby designates and creates a series of Preferred Units to be designated as “7.875% Series A Cumulative Redeemable Perpetual Preferred Units,” and, subject to the terms of this Agreement, fixes the preferences, rights, powers and duties of the Series A Holders as set forth in this Article XIV. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. Each Series A Preferred Unit represents a perpetual equity interest in the Company and shall not give rise to a claim by the holder thereof for redemption at any particular date.
Section 14.2    Units.
(a)    The authorized number of Series A Preferred Units shall be unlimited. Any Series A Preferred Units that are redeemed, purchased or otherwise acquired by the Company shall be cancelled.
(b)    The Series A Preferred Units shall be initially represented by a single Certificate registered in the name of the Depositary or its nominee, and no Series A Holder shall be entitled to receive a Certificate evidencing Series A Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and the Company shall have not selected a substitute Depositary within sixty (60) calendar days thereafter. So long as the Depositary shall have been appointed and is serving, payments and communications made by the Company to Series A Holders shall be made by making payments to, and communicating with, the Depositary.
Section 14.3    Distributions.
(a)    Distributions on each Series A Preferred Unit shall be cumulative and shall accrue at the Series A Distribution Rate from the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding Series A Preferred Units, from the Series A Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Company pays the Series A Distribution or redeems the Series A Preferred Units in full in accordance with Section 14.6 below, whether or not such Series A Distributions shall have been declared. Series A Holders shall be entitled to receive Series A Distributions from time to time out of any assets of the Company legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit, when, as, and if declared by the Board of Directors. Distributions, to the extent declared by the Board of Directors to be paid by the Company in accordance with this Section 14.3, shall be paid monthly on each Series A Distribution Payment Date. If any Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series A Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. All Series A Distributions payable by the Company pursuant to this Section 14.3 shall be payable without regard to income of the Company and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.
(b)    Not later than 10:00 a.m., New York City time, on each Series A Distribution Payment Date, the Company shall pay those Series A Distributions, if any, that shall have been declared by the Board of Directors to Series A Holders on the Record Date for the applicable Series A Preferred Distribution. The Record Date (the “Series A Distribution Record Date”) for any Series A Distribution payment shall be as of the opening of the National Securities Exchange on which the Series A Preferred Units are listed or admitted to trading on the first Business Day of the month during which the applicable Series A Distribution Payment Date occurs, except that in the case of payments of Series A Distributions in arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XIV. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities through the most recent respective distribution payment dates. Accumulated Series A Distributions in arrears for any past Series A Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series A Distribution Payment Date, to Series A Holders on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Outstanding Series A Preferred Units and any Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in arrears on the Series A Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series A Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units and Parity Securities at such time. Subject to Sections 10.3 and 14.6, Series A Holders shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series A Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions as described in Section 14.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units. So long as the Series A Preferred Units are held of record by the nominee of the Depositary, declared Series A Distributions shall be paid to the Depositary in same-day funds on each Series A Distribution Payment Date.
Section 14.4    Change of Control.
(a)    In connection with any Change of Control after the Series A Original Issue Date, if the Company does not elect to redeem all of the Outstanding Series A Preferred Units prior to the Series A Change of Control Conversion Date through the redemption provision contained in Section 14.6(c) of this Agreement, the Company will give notice to the Series A Holders and make an irrevocable written offer (a “Series A Change of Control Offer”) to each Series A Holder to convert some or all of the Series A Preferred Unit held by such Series A Holder on the Series A Change of Control Conversion Date into a number of Common Units per Series A Preferred Units that is an amount equal to the Series A Conversion Ratio as calculated in Section 14.4(b). The “Series A Change of Control Conversion Date” shall be the date fixed by the Board of Directors, in its sole discretion, as the date the Series A Preferred Units are to be converted to Series A Conversion Common Units. Such Series A Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Company provides the notice to Series A Holders of the Series A Change of Control Offer.
(b)    Subject to Section 5.5 and Section 5.7 of this Agreement, the “Series A Conversion Ratio” shall be calculated as the lesser of either: (i) the quotient obtained by dividing (a) the sum of the Series A Liquidation Preference as of the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (b) the average of the closing prices for the Company’s Common Units on the National Securities Exchange on which the Common Units are trading for the ten consecutive trading days immediately preceding the Series A Change of Control Conversion Date, or (ii) 1.8083 (the “Series A Unit Cap”);
(c)    Each Series A Holder electing to participate in the Series A Change of Control Offer will be required prior to the close of business on the third (3rd) Business Day preceding the Series A Change of Control Conversion Date, to notify the Company of the number of Series A Preferred Units to be converted in the Series A Change of Control Offer and otherwise to comply with any applicable procedures of the Depositary for effecting the conversion.

(d)    Upon conversion, the rights of such participating Series A Holder as a holder of Series A Preferred Units shall cease with respect to such converted Series A Preferred Units, and such Person shall continue to be a Member and have the rights of a holder of Common Units under this Agreement. Each Series A Preferred Unit shall, upon its Series A Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Company in exchange for the issuance of the Series A Conversion Common Unit.
(e)    The Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Common Units. However, the participating Series A Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Series A Conversion Common Units in a name other than the Series A Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series A Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Common Units are to be issued in a name other than the Series A Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
(f)    The Company shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series A Conversion Common Units to the extent permitted or required by the rules of such exchange or market.
(g)    Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Holder any rights as a creditor in respect of its right to conversion.
Section 14.5    Voting Rights.
(a)    Notwithstanding anything to the contrary in this Agreement, the Series A Preferred Units shall have no voting rights except as set forth in this Section 14.5 or as otherwise provided by the Delaware Act.
(b)    In the event that eighteen monthly Series A Distributions, whether consecutive or not, are in arrears, the Series A Holders shall have the right, voting as a class together with holders of any Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the Members called for such purpose within 30 days after receipt by the Board of Directors of a request by Series A Holders holding a majority of the Outstanding Series A Preferred Units and any Parity Securities upon which voting rights have been conferred, to elect two members of the Board of Directors, and the size of the Board of Directors shall be increased as needed to accommodate such change. Such right of the Series A Holders and the holders of any Parity Securities upon which voting rights have been conferred to elect two members of the Board of Directors shall continue until the Company pays in full, or declares and sets aside funds for the payment of, all Series A Distributions accumulated and in arrears on the Series A Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay eighteen monthly Series A Distributions as described above in this Section 14.5(b). Upon any termination of the right of the Series A Holders and, if applicable, holders of any Parity Securities to vote as a class for such directors, the term of office of the directors then in office elected by such Series A Holders and holders voting as a class shall terminate immediately. Any director elected by the Series A Holders and, if applicable, any Parity Securities shall be entitled to one vote on any matter before the Board of Directors. For the avoidance of doubt, in the event that eighteen monthly Series A Distributions, whether consecutive or not, are in arrears, and any Parity Securities have been conferred voting rights pursuant to Section 15.5(b), the maximum number of additional members of the Board of Directors which shall be added is two. The Series A Holders and the holders of any Parity Securities having been conferred with voting right pursuant to Section 15.5(b) shall vote as a single class to elect such additional members of the Board of Directors.
(c)    (i)     Unless the Company shall have received the affirmative vote or consent of the holders of at least 66-2/3% of the Outstanding Series A Preferred Units, voting as a class, the Company shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units.
(ii)    Unless the Company shall have received the affirmative vote or consent of the holders of at least 66-2/3% of the Outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Company shall not (A) issue any Parity Securities or Senior Securities if the cumulative distributions payable on Outstanding Series A Preferred Units are in arrears or (B) create or issue any Senior Securities.
(d)    For any matter described in this Section 14.5 in which the Series A Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders shall be entitled to one vote per Series A Preferred Unit. Any Series A Preferred Units held by the Company or any of its subsidiaries or Affiliates shall not be entitled to vote.
Section 14.6    Optional Redemption. The Company shall have the right at any time, and from time to time, on or after June 15, 2023 or upon the occurrence of a Series A Change of Control and subject to compliance with the Amended and Restated Credit Agreement and the Indenture, to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series A Redemption Date”).
(a)    The Company shall effect any such redemption by paying cash for each Series A Preferred Unit to be redeemed equal to the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”). So long as the Series A Preferred Units are held of record by the nominee of the Depositary, the Series A Redemption Price shall be paid by the Paying Agent to the Depositary on the Series A Redemption Date.
(b)    The Company shall give notice of any redemption, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date, to the Series A Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given)

of any Series A Preferred Units to be redeemed as such Series A Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders shown therein. Such notice (the “Series A Redemption Notice”) shall state: (i) the Series A Redemption Date, (ii) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and, in the case of Series A Preferred Units in certificated form, the identification) of Units to be redeemed from such Series A Holder, (iii) the Series A Redemption Price, (iv) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor and (v) that distributions on the Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date.
(c)    If the Company elects to redeem less than all of the Outstanding Series A Preferred Units, the number of Series A Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series A Preferred Units shall be redeemed by such method of selection as the Depositary shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units. The Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XIV.
(d)    If the Company gives or causes to be given a Series A Redemption Notice, the Company shall deposit with the Paying Agent funds, sufficient to redeem the Series A Preferred Units as to which such Series A Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series A Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units with respect to such Series A Preferred Units shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the Series A Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units shall have been deposited by the Company with the Paying Agent.
(e)    Any Series A Preferred Units that are redeemed or otherwise acquired by the Company shall be canceled. If only a portion of the Series A Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units is registered in the name of the Depositary or its nominee), the Company shall issue and the Paying Agent shall deliver to the Series A Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered Certificate that have not been called for redemption.
(f)    Notwithstanding anything to the contrary in this Article XIV, unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities through the most recent respective distribution payment dates, neither the Company nor any Affiliate of the Company shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series A Holders and any holders of any Parity Securities. Neither the Company, nor any Affiliate of the Company shall be permitted to redeem, repurchase or otherwise acquire any Common Units, Class B Units or any other Junior Securities unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities through the most recent respective distribution payment dates.
Section 14.7    No Sinking Fund. The Series A Preferred Units shall not have the benefit of any sinking fund.
Section 14.8    Record Holders. To the fullest extent permitted by applicable law, the Company, the registrar, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units for all purposes, and neither the Company, the registrar, the Transfer Agent nor the Paying Agent shall be affected by any notice to the contrary.
Section 14.9    Notices. All notices or other communications in respect of the Series A Preferred Units shall be sufficiently given (a) if given in writing in the English language and either delivered in person or sent by first class mail, postage prepaid, or (b) if given in such other manner as may be permitted in this Article XIV, this Agreement or by applicable law. Any notice or other communication given to a holder of Series A Preferred Units in book-entry form shall be given in the manner prescribed by the Depositary notwithstanding any contrary indication herein.
Section 14.10    Other Rights. The Series A Preferred Units shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XIV or as provided by applicable law.

ARTICLE XV
SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS
Section 15.1    Designation. The Board of Directors hereby designates and creates a series of Preferred Units to be designated as “7.625% Series B Cumulative Redeemable Perpetual Preferred Units,” and, subject to the terms of this Agreement, fixes the preferences, rights, powers and duties of the Series B Holders as set forth in this Article XV. Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. Each Series B Preferred Unit represents a perpetual equity interest in the Company and shall not give rise to a claim by the holder thereof for redemption at any particular date.
Section 15.2    Units.
(a)    The authorized number of Series B Preferred Units shall be unlimited. Any Series B Preferred Units that are redeemed, purchased or otherwise acquired by the Company shall be cancelled.
(b)    The Series B Preferred Units shall be initially represented by a single Certificate registered in the name of the Depositary or its nominee, and no Series B Holder shall be entitled to receive a Certificate evidencing Series B Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and the Company shall have not selected a substitute Depositary within sixty (60) calendar days thereafter. So long as the Depositary shall have been appointed and is serving, payments and communications made by the Company to Series B Holders shall be made by making payments to, and communicating with, the Depositary.
Section 15.3    Distributions.
(a)    Distributions on each Series B Preferred Unit shall be cumulative and shall accrue at the Series B Distribution Rate from the Series B Original Issue Date (or, for any subsequently issued and newly Outstanding Series B Preferred Units, from the Series B Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Company pays the Series B Distribution or redeems the Series B Preferred Units in full in accordance with Section 15.6 below, whether or not such Series B Distributions shall have been declared. Series B Holders shall be entitled to receive Series B Distributions from time to time out of any assets of the Company legally available for the payment of distributions at the Series B Distribution Rate per Series B Preferred Unit, when, as, and if declared by the Board of Directors. Distributions, to the extent declared by the Board of Directors to be paid by the Company in accordance with this Section 15.3, shall be paid monthly on each Series B Distribution Payment Date. If any Series B Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series B Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series B Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. All Series B Distributions payable by the Company pursuant to this Section 15.3 shall be payable without regard to income of the Company and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.
(b)    Not later than 10:00 a.m., New York City time, on each Series B Distribution Payment Date, the Company shall pay those Series B Distributions, if any, that shall have been declared by the Board of Directors to Series B Holders on the Record Date for the applicable Series B Preferred Distribution. The Record Date (the “Series B Distribution Record Date”) for any Series B Distribution payment shall be as of the opening of the National Securities Exchange on which the Series B Preferred Units are listed or admitted to trading on the first Business Day of the month during which the applicable Series B Distribution Payment Date occurs, except that in the case of payments of Series B Distributions in arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XV. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series B Preferred Units and any Parity Securities through the most recent respective distribution payment dates. Accumulated Series B Distributions in arrears for any past Series B Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series B Distribution Payment Date, to Series B Holders on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all Outstanding Series B Preferred Units and any Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in arrears on the Series B Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series B Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series B Preferred Units and Parity Securities at such time. Subject to Sections 10.3 and 15.6, Series B Holders shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series B Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series B Distributions as described in Section 15.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in arrears on the Series B Preferred Units. So long as the Series B Preferred Units are held of record by the nominee of the Depositary, declared Series B Distributions shall be paid to the Depositary in same-day funds on each Series B Distribution Payment Date.
Section 15.4    Change of Control.
(a)    In connection with any Change of Control after the Series Original Issue Date, if the Company does not elect to redeem all of the Outstanding Series B Preferred Units prior to the Series B Change of Control Conversion Date through the redemption provision contained in Section 15.6(c) of this Agreement, the Company will give notice to the Series B Holders and make an irrevocable written offer (a “Series B Change of Control Offer”) to each Series B Holder to convert some or all of the Series B Preferred Unit held by such Series B Holder on the Series B Change of Control Conversion Date into a number of Common Units per Series B Preferred Units that is an amount equal to the Series B Conversion Ratio as calculated in Section 15.4(b). The “Series B Change of Control Conversion Date” shall be the date fixed by the Board of Directors, in its sole discretion, as the date the Series B Preferred Units are to be converted to Series B Conversion Common Units. Such Series B Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Company provides the notice to Series B Holders of the Series B Change of Control Offer.
(b)    Subject to Section 5.5 and Section 5.7 of this Agreement, the “Series B Conversion Ratio” shall be calculated as the lesser of either: (i) the quotient obtained by dividing (A) the sum of the Series B Liquidation Preference as of the Series B Change of Control Conversion Date (unless the Series B Change of Control Conversion Date is after a Series B Distribution Record Date and prior to the corresponding Series B Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (B) the average of the closing prices for the Company’s Common Units on the National Securities Exchange on which the Common Units are trading for the ten consecutive trading days immediately preceding Series B Change of Control Conversion Date, or (ii) 1.660 (the “Series B Unit Cap”);
(c)    Each Series B Holder electing to participate in the Series B Change of Control Offer will be required prior to the close of business on the third (3rd) Business Day preceding the Series B Change of Control Conversion Date, to notify the Company of the number of Series B Preferred Units to be converted in the Series B Change of Control Offer and otherwise to comply with any applicable procedures of the Depositary for effecting the conversion.
(d)    Upon conversion, the rights of such participating Series B Holder as a holder of Series B Preferred Units shall cease with respect to such converted Series B Preferred Units, and such Person shall continue to be a Member and have the rights of a holder of Common Units under this Agreement. Each Series B Preferred Unit shall, upon its Series B Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Company in exchange for the issuance of the Series B Conversion Common Unit.
(e)    The Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series B Conversion Common Units. However, the participating Series B Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Series B Conversion Common Units in a name other than the Series B Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series B Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Common Units are to be issued in a name other than the Series B Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
(f)    The Company shall comply with all applicable securities laws regulating the offer and delivery of any Series B Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series B Conversion Common Units to the extent permitted or required by the rules of such exchange or market.
(g)    Notwithstanding anything herein to the contrary, nothing herein shall give to any Series B Holder any rights as a creditor in respect of its right to conversion.
Section 15.5    Voting Rights.
(a)    Notwithstanding anything to the contrary in this Agreement, the Series B Preferred Units shall have no voting rights except as set forth in this Section 15.5 or as otherwise provided by the Delaware Act.
(b)    In the event that eighteen monthly Series B Distributions, whether consecutive or not, are in arrears, the Series B Holders shall have the right, voting as a class together with holders of any Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the Members called for such purpose within 30 days after receipt by the Board of Directors of a request by Series B Holders holding a majority of the Outstanding Series B Preferred Units and any Parity Securities upon which voting rights have been conferred, to elect two members of the Board of Directors, and the size of the Board of Directors shall be increased as needed to accommodate such change. Such right of the Series B Holders and the holders of any Parity Securities upon which voting rights have been conferred to elect two members of the Board of Directors shall continue until the Company pays in full, or declares and sets aside funds for the payment of, all Series B Distributions accumulated and in arrears on the Series B Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay eighteen monthly Series B Distributions as described above in this Section 15.5(b). Upon any termination of the right of the Series B Holders and, if applicable, holders of any Parity Securities to vote as a class for such directors, the term of office of the directors then in office elected by such Series B Holders and holders voting as a class shall terminate immediately. Any director elected by the Series B Holders and, if applicable, any Parity Securities shall be entitled to one vote on any matter before the Board of Directors. For the avoidance of doubt, in the event that eighteen monthly Series B Distributions, whether consecutive or not are in arrears, and any Parity Securities have been conferred voting rights pursuant to Section 14.5(b), the maximum number of additional members of the Board of Directors which shall be added is two. The Series B Holders and the holders of any Parity Securities having been conferred with voting right pursuant to Section 14.5(b) shall vote as a single class to elect such additional members of the Board of Directors.
(c)    (i)    Unless the Company shall have received the affirmative vote or consent of the holders of at least 66-2/3% of the Outstanding Series B Preferred Units, voting as a class, the Company shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units.
(ii)    Unless the Company shall have received the affirmative vote or consent of the holders of at least 66-2/3% of the Outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Company shall not (A) issue any Parity Securities or

Senior Securities if the cumulative distributions payable on Outstanding Series B Preferred Units are in arrears or (B) create or issue any Senior Securities.
(d)    For any matter described in this Section 15.5 in which the Series B Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series B Holders shall be entitled to one vote per Series B Preferred Unit. Any Series B Preferred Units held by the Company or any of its subsidiaries or Affiliates shall not be entitled to vote.
Section 15.6    Optional Redemption. The Company shall have the right at any time, and from time to time, on or after April 15, 2024 or upon the occurrence of a Series B Change of Control and subject to compliance with the Amended and Restated Credit Agreement and the Indenture, to redeem the Series B Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series B Redemption Date”).
(a)    The Company shall effect any such redemption by paying cash for each Series B Preferred Unit to be redeemed equal to the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date (the “Series B Redemption Price”). So long as the Series B Preferred Units are held of record by the nominee of the Depositary, the Series B Redemption Price shall be paid by the Paying Agent to the Depositary on the Series B Redemption Date.
(b)    The Company shall give notice of any redemption, not less than 30 days and not more than 60 days before the scheduled Series B Redemption Date, to the Series B Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series B Preferred Units to be redeemed as such Series B Holders’ names appear on the books of the Transfer Agent and at the address of such Series B Holders shown therein. Such notice (the “Series B Redemption Notice”) shall state: (i) the Series B Redemption Date, (ii) the number of Series B Preferred Units to be redeemed and, if less than all Outstanding Series B Preferred Units are to be redeemed, the number (and, in the case of Series B Preferred Units in certificated form, the identification) of Units to be redeemed from such Series B Holder, (iii) the Series B Redemption Price, (iv) the place where any Series B Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series B Redemption Price therefor and (v) that distributions on the Units to be redeemed shall cease to accumulate from and after such Series B Redemption Date.
(c)    If the Company elects to redeem less than all of the Outstanding Series B Preferred Units, the number of Series B Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series B Preferred Units shall be redeemed by such method of selection as the Depositary shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series B Preferred Units. The aggregate Series B Redemption Price for any such partial redemption of the Outstanding Series B Preferred Units shall be allocated correspondingly among the redeemed Series B Preferred Units. The Series B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XV.

(d)    If the Company gives or causes to be given a Series B Redemption Notice, the Company shall deposit with the Paying Agent funds, sufficient to redeem the Series B Preferred Units as to which such Series B Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series B Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series B Redemption Price to the Series B Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series B Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series B Redemption Notice. If the Series B Redemption Notice shall have been given, from and after the Series B Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series B Redemption Notice, all Series B Distributions on such Series B Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series B Preferred Units with respect to such Series B Preferred Units shall cease, except the right to receive the Series B Redemption Price, and such Series B Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series B Redemption Price of the Series B Preferred Units to be redeemed), and the holders of any Series B Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series B Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the Series B Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Series B Redemption Notice, there shall be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full Series B Redemption Price of such Series B Preferred Units shall have been deposited by the Company with the Paying Agent.
(e)    Any Series B Preferred Units that are redeemed or otherwise acquired by the Company shall be canceled. If only a portion of the Series B Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series B Preferred Units is registered in the name of the Depositary or its nominee), the Company shall issue and the Paying Agent shall deliver to the Series B Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered Certificate that have not been called for redemption.
(f)    Notwithstanding anything to the contrary in this Article XV, unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series B Preferred Units and any Parity Securities through the most recent respective distribution payment dates, neither the Company nor any Affiliate of the Company shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series B Holders and any holders of any Parity Securities. Neither the Company, nor any Affiliate

of the Company shall be permitted to redeem, repurchase or otherwise acquire any Common Units, Class B Units or any other Junior Securities unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series B Preferred Units and any Parity Securities through the most recent respective distribution payment dates.
Section 15.7    No Sinking Fund. The Series B Preferred Units shall not have the benefit of any sinking fund.
Section 15.8    Record Holders. To the fullest extent permitted by applicable law, the Company, the registrar, the Transfer Agent and the Paying Agent may deem and treat any Series B Holder as the true, lawful and absolute owner of the applicable Series B Preferred Units for all purposes, and neither the Company, the registrar, the Transfer Agent nor the Paying Agent shall be affected by any notice to the contrary.
Section 15.9    Notices. All notices or other communications in respect of the Series B Preferred Units shall be sufficiently given (a) if given in writing in the English language and either delivered in person or sent by first class mail, postage prepaid, or (b) if given in such other manner as may be permitted in this Article XV, this Agreement or by applicable law. Any notice or other communication given to a holder of Series B Preferred Units in book-entry form shall be given in the manner prescribed by the Depositary notwithstanding any contrary indication herein.
Section 15.10    Other Rights. The Series B Preferred Units shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XV or as provided by applicable law.
ARTICLE XVI
GENERAL PROVISIONS
Section 16.1    Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Company Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal

Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.
Section 16.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 16.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 16.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 16.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 16.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 16.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the Certificate evidencing such Unit or, if such Unit is not certificated, upon taking title to such Unit
Section 16.8    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.
(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)    Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members of the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;
(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and
(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.
Section 16.9    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 16.10    Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.
Remainder of page intentionally left blank.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

Signature Page to Fourth Amended and Restated
Limited Liability Company Agreement

EXHIBIT A
to the Fourth Amended and
Restated Agreement of Limited Liability Company of
Vanguard Natural Resources, LLC
Certificate Evidencing Common Units
Representing Member Interests in
Vanguard Natural Resources, LLC
No. [ ] [ ] Common Units
In accordance with Section 4.1 of the Fourth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of Common Units representing Member Interests in the Company (the “Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at the principal office of the Company located at 5847 San Felipe, Suite 3000, Houston, Texas 77057, or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.
This certificate shall by governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF VANGUARD NATURAL RESOURCES, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF VANGUARD NATURAL RESOURCES, LLC UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE VANGUARD NATURAL RESOURCES, LLC TO BE

TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED) OR (D) VIOLATE THE TERMS AND CONDITIONS OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VANGUARD NATURAL RESOURCES, LLC, DATED MARCH 11, 2014, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. VANGUARD NATURAL RESOURCES, LLC MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF VANGUARD NATURAL RESOURCES, LLC BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.
Dated: ___________________

Countersigned and Registered by:
___________________________
as Transfer Agent and Registrar

Vanguard Natural Resources, LLC

By: ____________________________
Name: ____________________
Title: _____________________

Reverse of Certificate
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT _______________ Custodian _______________ (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
VANGUARD NATURAL RESOURCES, LLC

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto
(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Units representing Member Interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                                            as its attorney-in-fact with full power of substitution to transfer the same on the books of Vanguard Natural Resources, LLC.

Date: ______________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED: ___________________________	___________________________________________ (Signature) ____________________________________________ (Signature)
No transfer of the Common Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration of transfer.

ASSIGNEE CERTIFICATION
Type of Entity (check one):
☐ Individual            ☐ Partnership            ☐ Corporation
☐ Trust                ☐ Other (specify)
Nationality (check one):
☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation    ☐ Non-resident Alien
If the U.S. Citizen, Resident or Domestic Entity is checked, the following certification must be completed:
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder’s Interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).
Complete either A or B:
A.    Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number (social security number) is: ______________

3.	My home address is ___________________________________________________
B.    Partnership, Corporation or Other Interestholder

1.	___________________________________ is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)

2.	The interestholder’s U.S. employer identification number is ________________

3.	The interestholder’s office address and place of incorporation (if applicable) is ________ ___________________________________________________________________
The interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.
The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:
_______________________________________________________________________
Name of Interest holder
_______________________________________________________________________
Signature and Date
_______________________________________________________________________
Title (if applicable)
Note: If the assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the assignee will hold the Common Units shall be made to the best of Assignee’s knowledge.

EXHIBIT B
to the Fourth Amended and
Restated Agreement of Limited Liability Company of
Vanguard Natural Resources, LLC
Certificate Evidencing
Series A Cumulative Redeemable Perpetual Preferred Units
Representing Member Interests in
Vanguard Natural Resources, LLC

No. [ ] [ ] Series A Preferred Units
In accordance with Section 4.1 of the Fourth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [ ] 7.875% Series A Cumulative Redeemable Perpetual Preferred Units, representing Member Interests in the Company (the “Series A Preferred Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at the principal office of the Company located at 5847 San Felipe, Suite 3000, Houston, Texas 77057, or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.
This Certificate shall by governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF VANGUARD NATURAL RESOURCES, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY

OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF VANGUARD NATURAL RESOURCES, LLC UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE VANGUARD NATURAL RESOURCES, LLC TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED) OR (D) VIOLATE THE TERMS AND CONDITIONS OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VANGUARD NATURAL RESOURCES, LLC, DATED MARCH 11, 2014, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. VANGUARD NATURAL RESOURCES, LLC MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF VANGUARD NATURAL RESOURCES, LLC BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.
Dated: ________________________

Countersigned and Registered by:
___________________________
as Transfer Agent and Registrar

Vanguard Natural Resources, LLC

By: ____________________________
Name: ____________________
Title: _____________________

Reverse of Certificate
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT _______________ Custodian _______________ (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS
in
VANGUARD NATURAL RESOURCES, LLC

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto
(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Series A Preferred Units representing Member Interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                                            as its attorney-in-fact with full power of substitution to transfer the same on the books of Vanguard Natural Resources, LLC.

Date: ______________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED:_________________	____________________________________ (Signature) ____________________________________ (Signature)
No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration of transfer.

ASSIGNEE CERTIFICATION
Type of Entity (check one):
☐ Individual            ☐ Partnership            ☐ Corporation
☐ Trust                ☐ Other (specify)
Nationality (check one):
☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation    ☐ Non-resident Alien
If the U.S. Citizen, Resident or Domestic Entity is checked, the following certification must be completed:
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder’s Interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).
Complete either A or B:
A.    Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number (social security number) is: ______________

3.	My home address is ___________________________________________________
B.    Partnership, Corporation or Other Interestholder

1.	___________________________________ is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)

2.	The interestholder’s U.S. employer identification number is ________________

3.	The interestholder’s office address and place of incorporation (if applicable) is ________ ___________________________________________________________________
The interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.
The interestholder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:
_______________________________________________________________________
Name of Interest holder
_______________________________________________________________________
Signature and Date
_______________________________________________________________________
Title (if applicable)
Note: If the assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the assignee will hold the Series A Preferred Units shall be made to the best of Assignee’s knowledge.

EXHIBIT C
to the Fourth Amended and
Restated Agreement of Limited Liability Company of
Vanguard Natural Resources, LLC
Certificate Evidencing
Series B Cumulative Redeemable Perpetual Preferred Units
Representing Member Interests in
Vanguard Natural Resources, LLC

No. [ ] [ ] Series B Preferred Units
In accordance with Section 4.1 of the Fourth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [ ] 7.625% Series B Cumulative Redeemable Perpetual Preferred Units, representing Member Interests in the Company (the “Series B Preferred Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at the principal office of the Company located at 5847 San Felipe, Suite 3000, Houston, Texas 77057, or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.
This Certificate shall by governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF VANGUARD NATURAL RESOURCES, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY

OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF VANGUARD NATURAL RESOURCES, LLC UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE VANGUARD NATURAL RESOURCES, LLC TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED) OR (D) VIOLATE THE TERMS AND CONDITIONS OF THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VANGUARD NATURAL RESOURCES, LLC, DATED MARCH 11, 2014, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. VANGUARD NATURAL RESOURCES, LLC MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF VANGUARD NATURAL RESOURCES, LLC BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.
Dated: ___________________

Countersigned and Registered by:

as Transfer Agent and Registrar

Vanguard Natural Resources, LLC

By:________________________
Name: _______________
Title: ________________

Reverse of Certificate
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT _______________ Custodian _______________ (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES B PREFERRED UNITS
in
VANGUARD NATURAL RESOURCES, LLC

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto
(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Series B Preferred Units representing Member Interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                                            as its attorney-in-fact with full power of substitution to transfer the same on the books of Vanguard Natural Resources, LLC.

Date: _________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED:__________________	___________________________________ (Signature) ___________________________________ (Signature)
No transfer of the Series B Preferred Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Series B Preferred Units to be transferred is surrendered for registration of transfer.

ASSIGNEE CERTIFICATION
Type of Entity (check one):
☐ Individual            ☐ Partnership            ☐ Corporation
☐ Trust                ☐ Other (specify)
Nationality (check one):
☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation    ☐ Non-resident Alien
If the U.S. Citizen, Resident or Domestic Entity is checked, the following certification must be completed:
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder’s Interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).
Complete either A or B:
A.    Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number (social security number) is: ______________

3.	My home address is ___________________________________________________
B.    Partnership, Corporation or Other Interestholder

1.	___________________________________ is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)

2.	The interestholder’s U.S. employer identification number is ________________

3.	The interestholder’s office address and place of incorporation (if applicable) is ________ ___________________________________________________________________
The interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.
The interestholder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:
_______________________________________________________________________
Name of Interest holder
_______________________________________________________________________
Signature and Date
_______________________________________________________________________
Title (if applicable)
Note: If the assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the assignee will hold the Series B Preferred Units shall be made to the best of Assignee’s knowledge.